EXHIBIT 99.1

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

STONEMOR GP LLC,

A DELAWARE LIMITED LIABILITY COMPANY

DATED AS OF

SEPTEMBER 20, 2004

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ARTICLE 6
MEETINGS OF MEMBERS

6.1	Time and Place.	20
6.2	Annual Meeting.	20
6.3	Special Meeting.	20
6.4	Record Date for Determination of Membership.	20
6.5	Notice to Members.	21
6.6	Waiver.	21
6.7	Quorum.	21
6.8	Voting Rights.	22
6.9	Voting and Proxies.	22
6.10	Action by Consent of the Members.	22
6.11	Telephonic Meetings.	22
6.12	Compensation of Members.	23

ARTICLE 7
MANAGEMENT

7.1	Management of the Company’s Affairs.	23
7.2	Number; Qualification; Election; Tenure.	23
7.3	Notice.	24
7.4	Regular Meetings.	24
7.5	Special Meetings.	24
7.6	Action by Consent of the Board.	25
7.7	Telephonic Meetings.	25
7.8	Quorum; Voting Requirement.	25
7.9	Committees.	25
7.10	Vacancies; Increases in the Number of Directors.	26
7.11	Removal.	27
7.12	Compensation of Directors.	27
7.13	Restrictions on the Board of Directors’ Authority.	27
7.14	Certain Matters Requiring Board Approval.	27
7.15	Management of Operating Company.	28
7.16	Required Approvals of Executive Management Members.	28

ARTICLE 8
OFFICERS

8.1	Elected Officers.	28
8.2	Election and Term of Office.	29
8.3	Chairman of the Board.	29
8.4	President and Chief Executive Officer.	29
8.5	Chief Operating Officer and Vice Presidents.	29
8.6	Chief Financial Officer and Assistant Treasurers.	29
8.7	Secretary and Assistant Secretaries.	30
8.8	Removal.	30
8.9	Vacancies.	30
8.10	Compensation.	30
8.11	Powers of Attorney.	30
8.12	Delegation of Authority.	30

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ARTICLE 9
STANDARDS OF CONDUCT, LIABILITY AND INDEMNIFICATION

9.1	Standards of Conduct and Fiduciary Duties.	31
9.2	Liability and Exculpation.	31
9.3	Indemnification.	32

ARTICLE 10
TAXES

10.1	Tax Returns.	32
10.2	Tax Elections.	33
10.3	Tax Matters Member.	33

ARTICLE 11
TRANSFER OF UNITS; ADMISSION OF SUBSTITUTE MEMBERS

11.1	Restrictions on Transfers of Units.	34
11.2	Rights of Certain Class A Members to Transfer Units.	35
11.3	Certain Permitted Transfers.	35
11.4	Right of First Offer.	36
11.5	Substitute Members.	38
11.6	Assignees.	38
11.7	Requirements Applicable to All Transfers.	38
11.8	Release of Transferor’s Liability.	39
11.9	Prohibition Against Hypothecation.	39
11.10	Option to Repurchase Units Assigned by Operation of Law in Violation of Article 11.	40
11.11	General Provisions relating to Transfer of Units.	40
11.12	Death of Non-Member Spouse; Divorce of Member and Non-Member Spouse.	40

ARTICLE 12
PUT RIGHTS OF CLASS B MEMBERS

12.1	Put Right Upon Change of Control.	41
12.2	Put Right Upon Termination Event.	41

ARTICLE 13
TAG-ALONG OPTION AND COME-ALONG OBLIGATION

13.1	Tag-Along Option.	42
13.2	Come-Along Obligation.	43
13.3	Exempt Transfers.	43

ARTICLE 14
BOOKS OF ACCOUNT, RECORDS AND REPORTS

14.1	Preparation and Maintenance of Books and Records.	43
14.2	Company Documentation Requirements.	43
14.3	Fiscal Year.	44
14.4	Company Funds.	44
14.5	Statements.	44

ARTICLE 15
DISSOLUTION AND TERMINATION OF THE COMPANY

15.1	Dissolution.	44
15.2	Winding Up and Liquidation.	45

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15.3	No Recourse.	45
15.4	No Deficit Contribution Obligation.	45

ARTICLE 16
AMENDMENTS; POWER OF ATTORNEY

16.1	Amendments Generally.	45
16.2	Certain Amendments.	45
16.3	Power of Attorney.	46

ARTICLE 17
MISCELLANEOUS

17.1	No Registration of Units.	46
17.2	Exhibits.	46
17.3	Severability.	46
17.4	Successors and Assigns.	46
17.5	Governing Law.	46
17.6	Counterparts.	47
17.7	No Third Party Beneficiaries.	47
17.8	Notices.	47
17.9	Spouses.	47
17.10	Entire Agreement; Interpretation.	47

Schedules and Exhibits:

SCHEDULE A – Schedule of Members

EXHIBIT A – Form of Unit Certificate

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AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

STONEMOR GP LLC

A DELAWARE LIMITED LIABILITY COMPANY

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of STONEMOR GP LLC (the “Company”) is made and entered into as of September 20, 2004 (the “Effective Date”), by and among each Person listed as a member of the Company on the Schedule of Members attached hereto as Schedule A, and such other holders of Units who become parties hereto from time to time.

ARTICLE 1

DEFINITIONS AND CONSTRUCTION

1.1 Definitions. The following definitions shall be applicable to the terms set forth below as used in this Agreement:

“Act” shall mean the Delaware Limited Liability Company Act (Delaware General Corporations Code Sections 18-101, et seq.), as it may be amended from time to time, and any corresponding provisions of succeeding law. All references in this Agreement to provisions of the Act shall be deemed to refer, if applicable, to their successor statutory provisions to the extent appropriate in light of the context herein in which such references are used.

“Additional Member” has the meaning set forth in Section 3.5(d).

“Adjusted Capital Account” means the Capital Account maintained for each Member as of the end of each fiscal year of the Company, (a) increased by any amounts that such Member is obligated to restore under the standards set by Treasury Regulations Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulations Sections 1.704-2(g) and 1.704-2(i)(5)) and (b) decreased by (i) the amount of all losses and deductions that, as of the end of such fiscal year, are reasonably expected to be allocated to such Member in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulations Section 1.751-1(b)(2)(ii), and (ii) the amount of all distributions that, as of the end of such fiscal year, are reasonably expected to be made to such Member in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Member’s Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 5.4(a) or 5.4(b)). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Affiliate” shall mean, with respect to any person or entity, any other person or entity that directly or indirectly controls, or is controlled by, or is under common control with, such first party. For the purposes of this definition, “Control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreed Allocation” means any allocation, other than a Required Allocation, of an item of income, gain, loss or deduction pursuant to the provisions of Article 5.

“Agreement” shall mean this Amended and Restated Limited Liability Company Agreement of StoneMor GP LLC, as the same may be amended, supplemented or restated from time to time in accordance with the terms hereof.

“Assignee” shall mean any party to whom Units have been Transferred in a manner permitted under this Agreement, but who has not been admitted as a Substitute Member and thus has only the rights set forth in Section 11.6.

“Audit Committee” shall have the meaning set forth in Section 7.9(b).

“Board” shall have the meaning set forth in Section 7.1.

“Business Day” means any day, other than a Saturday, Sunday, or federal or Pennsylvania legal holiday.

“Capital Account” shall mean the capital account maintained by the Company with respect to each Member in accordance with the capital accounting rules described in Article 3.

“Capital Account Gross Income” and “Capital Account Deduction” shall mean, respectively, items of gross income and deduction of the Company determined in accordance with Section 703(a) of the Code (including all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code), with the following adjustments:

(a) Any income of the Company that is exempt from federal income tax shall be taken into account as Capital Account Gross Income;

(b) Any expenditures of the Company described in Section 705(a)(2)(B) of the Code shall be taken into account as Capital Account Deductions;

(c) In the event the book value of any Company asset as determined for Capital Account purposes is adjusted pursuant to Section 3.8(b) or Section 3.8(c), the amount of such adjustment shall be taken into account as an item of Capital Account Gross Income or Capital Account Deduction; and

(d) With respect to property reflected in the Capital Accounts at a book value different from its adjusted basis, items of depreciation, amortization and gain or loss shall be computed in the same manner as such items are computed for federal income tax purposes, except that the computation shall be made with reference to such property’s book value as determined for purposes of maintaining the Capital Accounts instead of its adjusted tax basis, in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g).

“Capital Contribution” shall mean the amount of money and/or the fair market value of any property (net of any liabilities encumbering such property that the Company is considered to assume or take subject to under Code Section 752) contributed to the capital of the Company by any Member.

“Certificate of Formation” shall mean the certificate of formation for the Company as originally filed in the Office of the Secretary of State of the State of Delaware, as such certificate may be amended from time to time.

“CFSI LLC” shall mean CFSI LLC, a Delaware limited liability company, formerly known as Cornerstone Family Services Inc.

“Change of Control” shall mean (a) a dissolution or liquidation of a Person, (b) a consolidation or merger of a Person with or into any other Person, or any other reorganization in which the members or other equity interest holders of the affected Person immediately prior to such reorganization, own less than 50% of the affected Person’s voting power immediately after such reorganization or (c) the Transfer in one or more related transactions of 50% or more of the assets or outstanding ownership interests of a Person (including the issuance of additional ownership interests of such Person) to another Person that is not a Permitted Transferee of the Transferor; provided, however, that a “Change of Control” shall not include any transaction with any Group Member, CFSI LLC or Cornerstone Family Services, LLC or any liquidation or dissolution of CFSI LLC.

“Class A Members” shall mean the holders of Class A Units that have been admitted as Members of the Company.

“Class B Members” shall mean the holders of Class B Units that have been admitted as Members of the Company.

“Class A Units” shall have the meaning set forth in Section 3.1.

“Class B Units” shall have the meaning set forth in Section 3.1.

“Code” shall mean the Internal Revenue Code of 1986, as amended. All references in this Agreement to provisions of the Code shall be deemed to refer, if applicable, to their successor statutory provisions to the extent appropriate in light of the context herein in which such references are used.

“Common Units” shall have the meaning set forth in the Partnership Agreement.

“Company” shall mean the limited liability company continuing under this Agreement, notwithstanding changes in its membership.

“Company Minimum Gain” shall mean the amount determined in accordance with the principles of Treasury Regulations Section 1.704-2(d).

“Compensation Committee” shall have the meaning set forth in Section 7.9(c).

“Conflicts Committee” shall have the meaning set forth in Section 7.9(d).

“Contribution Agreement” means that certain Contribution, Conveyance and Assumption Agreement, of even date herewith, among the Company, the Partnership, the Operating Company and CFSI LLC.

“Control Put Election” shall have the meaning set forth in Section 12.1(b).

“Control Put Period” shall have the meaning set forth in Section 12.1(b).

“Control Put Price” shall mean, with respect to any Class B Units that are the subject of a Control Put Election, the per-Unit price of such Class B Units as determined by the Person or group of Persons that has acquired 50% or more of the voting control, assets or outstanding ownership interests, as the case may be, of the Company or CFSI, as the case may be, in a Change of Control transaction.

“Control Put Terms” shall have the meaning set forth in Section 12.1(c).

“Director” or “Directors” shall have the meaning set forth in Section 7.2(a).

“Dissolution Event” shall have the meaning set forth in Section 15.1.

“Economic Risk of Loss” shall have the meaning set forth in Treasury Regulations Section 1.752-2(a).

“Effective Date” shall have the meaning set forth in the preamble to this Agreement.

“Excess Nonrecourse Liabilities” shall have the meaning set forth in Section 5.5.

“Executive Management Members” means each of Lawrence Miller, William Shane, Robert Stache and Michael Stache, for so long as such individual is an officer or employee of the Company.

“Executive Management Votes” shall have the meaning set forth in Section 6.9.

“General Partner Interest” has the meaning set forth in the Partnership Agreement.

“GP Available Cash” means, with respect to any quarter:

(a) the sum of (i) the GP Distribution Amount with respect to such quarter, (ii) the amount of any GP Reserve Quarterly Decrease with respect to such quarter and (iii) the amount of any interest or investment proceeds received by the Company with respect to such quarter attributable to the investment or deposit by the Company of the GP Distribution Amount or GP Cumulative Reserves into an investment account or interest bearing account, less

(b) the amount of (i) any GP Reserve Quarterly Increase with respect to such quarter and (ii) any expenses incurred by the Company (other than expenses incurred by the Company in its capacity as the general partner of the Partnership for which the

Company is entitled to be reimbursed under the Partnership Agreement) with respect to such quarter multiplied by a fraction, the numerator of which is the GP Distribution Amount with respect to such quarter and the denominator of which is the sum of the GP Distribution Amount with respect to such quarter and the IDR Distribution Amount with respect to such quarter.

“GP Distribution Amount” means, with respect to any quarter, all distributions received by the Company from the Partnership with respect to the General Partner Interest. The GP Distribution Amount with respect to any quarter shall not include the amount of any payments received by the Company from the Partnership as reimbursement of expenses incurred by the Company in its capacity as the general partner of the Partnership.

“GP Cumulative Reserves” means, with respect to any period ending prior to the occurrence of a Dissolution Event, on a cumulative basis and without duplication, (a) the sum of (i) the amount of total Reserves determined by the Board as of the date hereof and (ii) all GP Reserve Quarterly Increases for the period beginning on the date hereof and ending on the last day of such period, less (b) the sum of all GP Quarterly Reserve Decreases for the period beginning on the date hereof and ending on the last day of such period.

“GP Reserve Quarterly Decrease” means, with respect to any quarter, any decrease in total Reserves with respect to such quarter multiplied by a fraction, the numerator of which is the amount of GP Cumulative Reserves at the beginning of such quarter and the denominator of which is the sum of the amounts of GP Cumulative Reserves at the beginning of such quarter and IDR Cumulative Reserves at the beginning of such quarter.

“GP Reserve Quarterly Increase” means, with respect to any quarter, any increase in total Reserves with respect to such quarter multiplied by a fraction, the numerator of which is the GP Distribution Amount with respect to such quarter and the denominator of which is the sum of the GP Distribution Amount with respect to such quarter and the IDR Distribution Amount with respect to such quarter.

“Group Member” has the meaning set forth in the Partnership Agreement.

“IDR Available Cash” means, with respect to any quarter:

(a) the sum of (i) the IDR Distribution Amount with respect to such quarter, (ii) the amount of any IDR Reserve Quarterly Decrease with respect to such quarter and (iii) the amount of any interest or investment proceeds received by the Company with respect to such quarter attributable to the investment or deposit by the Company of the IDR Distribution Amount or the IDR Cumulative Reserves into an investment account or interest bearing account, less

(b) the amount of (i) any IDR Reserve Quarterly Increase with respect to such quarter and (ii) any expenses incurred by the Company (other than expenses incurred by the Company in its capacity as the general partner of the Partnership for which the Company is entitled to be reimbursed under the Partnership Agreement) with respect to such quarter multiplied by a fraction, the numerator of which is the IDR Distribution Amount with respect to such quarter and the denominator of which is the sum of the IDR Distribution Amount with respect to such quarter and the GP Distribution Amount with respect to such quarter.

“IDR Cumulative Reserves” means, with respect to any period ending prior to the occurrence of a Dissolution Event, on a cumulative basis and without duplication, (a) the sum of all IDR Reserve Quarterly Increases for the period beginning on the date hereof and ending on the last day of such period, less (b) the sum of all IDR Quarterly Reserve Decreases for the period beginning on the date hereof and ending on the last day of such period.

“IDR Distribution Amount” with respect to any quarter, all distributions received by the Company from the Partnership with respect to the Incentive Distribution Right. The IDR Distribution Amount with respect to any quarter shall not include the amount of any payments received by the Company from the Partnership as reimbursement of expenses incurred by the Company in its capacity as the general partner of the Partnership.

“IDR Reserve Quarterly Decrease” means, with respect to any quarter, any decrease in total Reserves with respect to such quarter multiplied by a fraction, the numerator of which is the amount of IDR Cumulative Reserves at the beginning of such quarter and the denominator of which is the sum of the amounts of IDR Cumulative Reserves at the beginning of such quarter and GP Cumulative Reserves at the beginning of such quarter.

“IDR Reserve Quarterly Increase” means, with respect to any quarter, any increase in total Reserves with respect to such quarter multiplied by a fraction, the numerator of which is the IDR Distribution Amount with respect to such quarter and the denominator of which is the sum of the IDR Distribution Amount with respect to such quarter and the GP Distribution Amount with respect to such quarter.

“Immediate Family Member” shall mean parents, siblings, spouse during marriage and not incident to divorce, lineal descendants (including those by adoption) and spouses of lineal descendants.

“Incentive Distribution Right” has the meaning set forth in the Partnership Agreement.

“Incentive Plans” shall mean any plan or arrangement pursuant to which the Company or the Partnership may compensate its directors, officers, employees, consultants or service providers.

“Indemnitee” shall mean (a) any Person who is or was an Affiliate of the Company, (b) any Person who is or was an officer, Director, fiduciary or trustee of the Company or any Affiliate of the Company, (c) any Person who is or was serving at the request of the Board as an officer, director, member, partner, fiduciary or trustee of another Person; provided, that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services; and (d) any Person the Board designates as an “Indemnitee” for purposes of this Agreement.

“Independent Director” shall mean a Director who is not (a) a security holder, officer or employee of the Company, (b) an officer, director or employee of any Affiliate of the Company or (c) a holder of any ownership interest in the Partnership Group other than Common Units or Subordinated Units and who also meets the independence standards required of directors who serve on an audit committee of a board of directors established by the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder and by the Nasdaq Stock Market or any National Securities Exchange on which the Common Units are listed.

“Involuntary Transfer” shall have the meaning set forth in Section 11.10.

“Involuntary Transfer Date” shall have the meaning set forth in Section 11.10.

“Liquidating Gains” and “Liquidating Losses” shall mean taxable income or loss of the Company as determined by taking into account only items of Capital Account Gross Income and Capital Account Deduction that arise from the sale or deemed sale of all or substantially all of the assets of the Company.

“McCown De Leeuw” means, collectively, McCown De Leeuw & Co. IV, L.P., a California limited partnership, McCown De Leeuw & Co. IV Associates, L.P., a California limited partnership, Delta Fund LLC, a California limited liability company, McCown De Leeuw & Co. LLC, a California limited liability company, or its predecessor in interest, McCown De Leeuw & Co., Inc., a California corporation, and any MDC Permitted Transferee.

“MDC Permitted Transferee” means, with respect to McCown De Leeuw, (i) any Person with the same controlling Person as McCown De Leeuw, (ii) any of the owners, directors, managers or employees of McCown De Leeuw who receive Units upon a distribution to any such owners, directors, managers or employees by McCown De Leeuw, or (iii) any liquidating trust receiving Units upon the dissolution of or distribution by any Person included in the definition of “McCown De Leeuw.”

“Member Nonrecourse Debt” shall have the meaning set forth in Treasury Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” shall have the meaning set forth in Treasury Regulations Section 1.704-2(i)(2).

“Member Nonrecourse Deductions” shall mean any and all items of loss, deduction or expenditure (including, without limitation, any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulations Section 1.704-2(i), are attributable to a Member Nonrecourse Debt.

“Members” shall mean collectively, and as of any date of reference, all Persons who as of such date are identified as a member of the Company on Schedule A attached hereto and shall include any Person admitted to the Company as an Additional Member or a Substitute Member in accordance with the provisions of this Agreement, in each case in such Person’s capacity as a Member of the Company. The term “Member” may be used herein to refer individually to any of such Members. For purposes of any provision of this Agreement relating to Capital Accounts or allocations or distributions to the Members, the terms “Member” or “Members” shall be deemed to include an Assignee.

“Membership Interest” shall mean the property interest, as opposed to the personal interest, of a Member in the Company and as a holder of Units, including rights to distributions (liquidating or otherwise), allocations, information, all other rights, benefits and privileges enjoyed by that Member (under the Act, this Agreement or otherwise) by virtue of the Units held by such Member; and all obligations, duties and liabilities imposed on that Member (under the Act, this Agreement, or otherwise) by virtue of the Units held by such Member.

“Nominating and Governance Committee” shall have the meaning set forth in Section 7.9(e).

“Nonrecourse Deductions” means any and all items of loss, deduction or expenditures (described in section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation section 1.704-2(b), are attributable to a Nonrecourse Liability.

“Nonrecourse Liability” has the meaning set forth in Treasury Regulation section 1.752-1(a)(2).

“Officers” shall have the meaning set forth in Section 8.1.

“Omnibus Agreement” shall mean that certain Omnibus Agreement, dated as of the Closing Date (as defined in the Partnership Agreement), among McCown De Leeuw, CFSI LLC, the Partnership, the Company and the Operating Company.

“Operating Company” shall mean StoneMor Operating LLC, a Delaware limited liability company, and any successor thereto.

“Partnership” shall mean StoneMor Partners, L.P., a Delaware limited partnership, of which the Company is the general partner.

“Partnership Agreement” shall mean the Amended and Restated Agreement of Limited Partnership of the Partnership, as the same may be amended, supplemented or restated from time to time.

“Percentage Interest” shall mean, as of any date of determination (a) as to any Member or Assignee holding Class A Units, the quotient obtained by dividing the number of Class A Units held by such Member or Assignee by the total number of all outstanding Class A Units, expressed as a percentage and (b) as to any Member or Assignee holding Class B Units, the quotient obtained by dividing the number of Class B Units held by such Member or Assignee by the total number of outstanding Class B Units, expressed as a percentage.

“Permitted Transfer” shall have the meaning set forth in Section 11.3(a).

“Permitted Transferee” shall have the meaning set forth in Section 11.3(a).

“Permitted Transferor” shall have the meaning set forth in Section 11.3(a).

“Person” shall mean an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Pro Rata” shall mean apportioned among all holders of Units of a designated class in accordance with their relative Percentage Interests.

“Profits” and “Losses” shall mean, for each fiscal year or other period, an amount equal to the Company’s net income or loss for such year or period, determined by taking into account only items of Capital Account Gross Income and Capital Account Deduction, and excluding Liquidating Gain and Liquidating Loss.

“Required Allocations” shall mean any allocation (or limitation imposed on any allocation) of an item of income, gain, deduction or loss pursuant to Sections 5.4(a)-(g), such allocations being directly or indirectly required by the Treasury Regulations promulgated under section 704(b) of the Code.

“Reserves” means, subject to Section 7.16, the amount of reserves determined by the Board to provide for the future conduct of the business of the Company, including to provide for any future capital contributions to, or other investments in, the Partnership. In determining the amount of reserves, the Board shall exclude the amount of any anticipated expenses of the Company in its capacity as the general partner of the Partnership for which the Company is entitled to be reimbursed pursuant to the Partnership Agreement.

“Securities Act” shall have the meaning set forth in Section 17.1.

“Seller” shall have the meaning set forth in Section 13.1.

“Spouse” shall mean the spouse by marriage, whether statutory or common law, of a Member.

“Subordinated Units” shall have the meaning set forth in the Partnership Agreement.

“Subsequent Capital Contribution” shall mean any Capital Contribution subsequent to a Member’s initial Capital Contribution described in Section 3.6.

“Substitute Member” shall mean a Transferee who is admitted as a Member of the Company pursuant to Section 11.5.

“Tax Liability Distribution” shall have the meaning set forth in Section 4.3.

“Tax Matters Member” shall have the meaning set forth in Section 10.3(a).

“Terminating Holder” shall have the meaning set forth in Section 12.2(a).

“Termination Event” means, with respect to any Class B Member, the death or Total Disability of such Class B Member while serving as an officer or employee of the Company.

“Termination Put Date” shall have the meaning set forth in Section 12.2(a).

“Termination Put Notice” shall have the meaning set forth in Section 12.2(a).

“Termination Put Purchase” shall have the meaning set forth in Section 12.2(a).

“Termination Put Terms” shall have the meaning set forth in Section 12.2(b).

“Termination Put Units” shall have the meaning set forth in Section 12.2(b).

“Total Disability” or “Totally Disabled” shall mean a Person’s physical or mental inability for 180 consecutive days to provide such Person’s historic, customary services to the Company, as determined by the Board.

“Transfer” (and related words) shall mean any sale, assignment, gift (outright or in trust), hypothecation, pledge, encumbrance, mortgage, exchange or other disposition, whether voluntary or involuntary, by operation of law or otherwise, of any Units.

“Transferee” shall mean a person who receives Units by means of a Transfer.

“Transferor” shall mean a Member whose Units are the subject of a Transfer in whole or in part.

“Treasury Regulations” shall mean the federal income tax regulations as promulgated by the U.S. Treasury Department, as such regulations may be in effect from time to time. All references in this Agreement to provisions of the Treasury Regulations shall be deemed to refer, if applicable, to their successor regulatory provisions to the extent appropriate in light of the context herein in which such references are used.

“Unit” shall mean a Class A Unit or a Class B Unit.

“Valuation Price” shall mean, with respect to any Units that are the subject of a valuation for purposes of this Agreement, the fair market value of such Units, determined jointly by the Company and the Transferor; provided that if they are unable to reach agreement on such value within ten (10) Business Days following the relevant date of determination of such fair market value, such value shall be determined by an independent qualified appraiser selected by the Transferor and the Company within ten (10) Business Days thereafter; the determination of fair market value by such appraiser shall be final and binding on the Company and the Transferor, and the fees and expenses of such appraiser shall be paid by the Company. If the Transferor and the Company cannot agree upon a single appraiser, such fair market value shall be equal to the average of two appraisals (one made by an independent qualified appraiser selected and paid for by the Transferor and one by an independent qualified appraiser selected and paid for by the Company); however, if the two appraisals differ from each other by more than ten percent (10%) of the lower appraisal, either the Company or the Transferor may, within ten (10) Business Days after receipt of both appraisals, direct the two appraisers to select a third independent qualified appraiser (the cost of whom shall be shared one-half by Company and one-half by Transferor), in which case the fair market value shall be the appraisal by such third appraiser. All appraisers shall be experienced in valuing businesses similar to those engaged in by the General Partner, the Partnership and the Operating Company. The determination of fair market value of such Units should consider discounts for lack of marketability or liquidity, restrictions on Transfer, minority interests or lack of voting power, except that no such discounts shall be considered if the Transferor is selling Class B Units pursuant to Section 12.2 as a result of a Termination Event.

1.2 Rules of Construction. The following provisions shall be applied wherever appropriate herein:

(a) terms defined in Section 1.1 have the meanings assigned to them in that Section for purposes of this Agreement;

(b) “herein,” “hereby,” “hereunder,” “hereof,” “hereto” and other equivalent words shall refer to this Agreement as an entirety and not solely to the particular portion of this Agreement in which any such word is used;

(c) “including” means “including without limitation” and is a term of illustration and not of limitation;

(d) all definitions set forth herein shall be deemed applicable whether the words defined are used herein in the singular or the plural;

(e) unless otherwise expressly provided, any term defined herein by reference to any other document shall be deemed to be amended herein to the extent that such term is subsequently amended in such document;

(f) references herein to other documents and agreements shall mean such documents and agreements as amended and restated from time to time;

(g) wherever used herein, any pronoun or pronouns shall be deemed to include both the singular and plural and to cover all genders;

(h) neither this Agreement nor any other agreement, document or instrument referred to herein or executed and delivered in connection herewith shall be construed against any Person as the principal draftsperson hereof or thereof;

(i) the section headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such Section, or in any way affect this Agreement; and

(j) any references herein to a particular Section, Article, Exhibit or Schedule (other than in connection with the Code, the Regulations or the Act) means a Section or Article of, or an Exhibit or Schedule to, this Agreement unless another agreement is specified.

ARTICLE 2

ORGANIZATION

2.1 Formation of the Company. Pursuant to and under the Act, the Company was formed as a Delaware limited liability company under the laws of the State of Delaware by the filing of the Certificate of Formation with the Office of the Secretary of State of Delaware. The rights and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

2.2 Company Name. The name of the Company shall be “StoneMor GP LLC.” The business of the Company shall be conducted under such name or under such other name or names as the Board may determine from time to time.

2.3 Term. The term of the Company commenced on April 2, 2004, which was the date of filing of the Certificate of Formation and, unless and until the Company is dissolved or merged out of existence, shall continue indefinitely.

2.4 Purposes and Powers.

(a) The purposes of the Company are to act as the general partner of the Partnership as described in the Partnership Agreement and to engage in any lawful business or activity related to the foregoing as the Board shall determine. The Company shall possess and may exercise all the powers and privileges granted by the Act, by any other law or by this Agreement, together with any powers incidental thereto, including such powers and privileges as are necessary or appropriate to the conduct, promotion or attainment of the business, purposes or activities of the Company.

(b) The Members hereby specifically consent to and approve the execution and delivery by the appropriate Officers on behalf of the Company of all loan agreements, guarantees, notes, security agreements or other documents or instruments, if any, as required by any lender providing funds to the Company, the Partnership or the Operating Company and ancillary documents contemplated thereby.

2.5 Place of Business, Agent and Office of the Company. The principal business office of the Company shall be at 155 Rittenhouse Circle, Bristol, Pennsylvania, 19007. The Board may at any time and from time to time (i) establish a different principal business office for the Company within or outside of the Commonwealth of Pennsylvania and (ii) establish such additional offices of the Company within or outside the Commonwealth of Pennsylvania as it may from time to time determine to be necessary or appropriate for the conduct of the Company’s or the Partnership’s business and affairs. The Company shall establish a registered office in the State of Delaware, and shall register as a foreign limited liability company and take such other actions as the Board determines to be necessary or appropriate to allow the Company to conduct business in such jurisdictions as the Board determines to be necessary or appropriate. The Company shall designate initial agents for the service of process in the State of Delaware and such other jurisdictions as the Board determines to be necessary or appropriate, and shall maintain the names and business addresses of such agents in the books and records of the Company. The Company may from time to time change the designation of any such party who is to serve as such agent and may provide for additional agents for service in such other jurisdictions as the Board determines to be necessary or appropriate.

2.6 Title to Company Assets. Title to the Company’s assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. Title to any or all of the Company’s assets may be held in the name of the Company or one or more of its Affiliates or one or more nominees, as the Board may determine. All Company assets shall be recorded as the property of the Company in its books and records, regardless of the name in which record title to such Company assets is held.

ARTICLE 3

CAPITAL AND CAPITAL ACCOUNTS

3.1 Membership Interests and Units. The Membership Interests in the Company shall be divided into, and represented by, two classes of units (“Units”) that are referred to herein as “Class A Units” and “Class B Units,” with each such class having the rights, powers and privileges as set forth in this Agreement. Ownership of Units shall be evidenced by one or more Unit certificates in the form of Exhibit A attached hereto, but the status of a holder of Units as a Member of the Company shall be exclusively evidenced and determined by entry in the books and records of the Company.

3.2 Initial Capital Contribution. CFSI LLC has made the initial capital contribution to the Company as described in and set forth in the Contribution Agreement.

3.3 Initial Members. Following the initial capital contribution of CFSI LLC as provided in Section 3.2, the Company issued Class A Units to CFSI LLC as reflected in Schedule A and admitted CFSI as a Class A Member. As of the Effective Date, the Company has issued Class B Units to the Persons named in Schedule A as reflected in Schedule A and such Persons were admitted as Class B Members.

3.4 Transfer of Units and Admission of Substitute Members. Units may be Transferred and Substitute Members may be admitted to the Company only in accordance with Article 11.

3.5 Issuance of Additional Units.

(a) Subject to the approval of the holders of at least 50% of the outstanding Class A Units, the Company may issue an unlimited number of additional Class A Units to any Person at any time for such consideration as the Board deems appropriate

(b) Additional Class B Units may be issued only to executive officers of the Company and all such issuances shall be subject to the approval of the Compensation Committee. If, immediately following any such issuance, there would be more than an aggregate of 100 Class B Units outstanding then any such issuance shall also be approved by (i) Lawrence Miller, for so long as he is serving as an executive officer of the Company and is a Class B Member and (ii) William Shane, for so long as he is serving as an executive officer of the Company and is a Class B Member. If neither Lawrence Miller nor William Shane is both an executive officer of the Company and a Class B Member, then any such issuance shall also be approved by holders of a majority of the Class B Units then outstanding.

(c) If any additional Units are issued hereunder to any Person who is not already a Member, any such Person (and such Person’s spouse, as applicable) shall, as a condition to admission as an additional Member (an “Additional Member”), execute and acknowledge such instruments as the Board determines to be necessary or appropriate to effect the admission of such Person as an Additional Member, including, without limitation, the written agreement by such Person (and such Person’s spouse, as applicable) to become a party to, and be bound by, the provisions of this Agreement. Upon the admission of any Additional Member, the Schedule of Members attached hereto as Schedule A shall be amended to reflect the admission of such Additional Member.

3.6 Subsequent Capital Contributions. Except as may be required under applicable law, no Member shall be required to make any Subsequent Capital Contribution to the Company.

3.7 Loans to the Company. Any Member, directly or through an Affiliate, may at any time or from time to time lend funds to the Company with the consent of the Board. Any such loan shall be repayable by the Company to the Member (or its Affiliate, if applicable) at such date or dates as they may agree, and shall bear interest and carry such other terms as they may agree at a fair market interest rate and terms for similar loans between unaffiliated parties. The Members expressly agree and acknowledge that nothing in this Section 3.7 shall be deemed to require or otherwise obligate any Member to make any such loan to the Company. A loan by a Member to the Company shall not increase the interest of the lending Member in the capital of the Company and shall not entitle such Member to any increased share in the Company’s capital, Profits or Losses.

3.8 Capital Accounts.

(a) A Capital Account shall be established for each Member and shall be determined and maintained in accordance with the provisions of Code Section 704 and the Treasury Regulations thereunder. A Member that has more than one class or series of Units shall have a single Capital Account that reflects all such classes or series of Units and regardless of time or manner in which such Units were acquired. In addition to such other adjustments as may be required under this Agreement or pursuant to such Treasury Regulations, each Member’s Capital Account shall be (a) increased by (i) such Member’s Capital Contribution to the Company, plus (ii) the amount of any Profits and Liquidating Gains allocated to such Member and items of Capital Account Gross Income specially allocated to such Member pursuant to Article 5, and (b) decreased by (i) the amount of any Losses and Liquidating Losses allocated to such Member and items of Capital Account Deduction specially allocated to such Member pursuant to Article 5, (ii) the amount of any cash or other assets distributed to such Member by the Company, and (iii) the fair market value, as determined by the Board, of any property distributed, or deemed hereunder to be distributed, to such Member by the Company (net of any liabilities that such Member is considered to assume or take subject to under Code Section 752 upon any such distribution of property).

(b) In accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(e), immediately prior to the actual or deemed distribution of any Company asset in kind, the Capital Accounts of all Members and the Company’s book carrying value of such Company asset shall be adjusted upward or downward to reflect any unrealized gain or unrealized loss attributable to such Company asset as if such unrealized gain or unrealized loss had been recognized upon an actual sale of such Company asset immediately prior to such distribution and had been allocated to the Members at such time pursuant to Article 5. For purposes of determining such unrealized gain or unrealized loss, the fair market value, as determined by the Board, of Company assets shall be used.

(c) Upon any event described in Treasury Regulation Section 1.704-1(b)(2)(iv)(f)(5), the Board may determine to restate the Capital Accounts in connection with a revaluation of the assets of the Company in order to reflect the manner in which the unrealized income, gain, loss, or deduction inherent in such property (that has not been reflected in the Capital Accounts previously) would be allocated among the Members if there were a taxable sale of such assets for their fair market value as determined by the Board.

(d) Upon any Transfer of Units, the Transferee shall be credited on the Company’s books with the portion of the Transferor’s Capital Account that corresponds to the Transferred Units.

3.9 General Provisions regarding Capital Contributions. Except as otherwise expressly provided in this Agreement (a) no Member shall have the right to demand or receive a return of its Capital Contribution, (b) under circumstances requiring hereunder a return of any Capital Contribution, no Member shall have the right to demand or receive property other than cash, and (c) no Member shall receive any interest, salary or draw with respect to its Capital Contribution or its Capital Account. An unrepaid Capital Contribution is not a liability of the Company or of any Member. No Member shall be required to contribute or to lend any cash or property to the Company to enable the Company to return the Capital Contribution of any Member.

3.10 Limitation on Liability. Except as otherwise required under the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member or Assignee shall be personally liable for or otherwise obligated with respect to any such debt, obligation or liability of the Company by reason of being a Member or Assignee. The Members and Assignees agree that the rights, duties and obligations of the Members and Assignees in their capacities as such are only as set forth in this Agreement and as otherwise arise under the Act. Furthermore, the Members and Assignees agree that the existence of any rights of a Member or Assignee, or the exercise or forbearance from exercise of any such rights shall not create any duties or obligations of the Member or Assignees in their capacities as such, nor shall such rights be construed to enlarge or otherwise alter in any manner the duties and obligations of the Members or Assignees.

ARTICLE 4

DISTRIBUTIONS

4.1 Distributions Generally. Except as provided in Section 4.4, distributions of GP Available Cash and IDR Available Cash shall be made to all Members simultaneously in accordance with Section 4.2; provided, however, that any loans from Members pursuant to Section 3.7 that are then due and payable shall be repaid prior to any distributions to Members. Any distributions by the Company will be made only to Persons who, according to the books and records of the Company, were the holders of record of Units on the date determined by the Board as of which the holders of Units are entitled to the distribution in question. The Company and the Members shall be entitled to treat the record holder of any Units as the beneficial owner thereof, and shall incur no liability for distributions of GP Available Cash, IDR Available Cash or other property made in good faith to such holder.

4.2 Operating Distributions. Within 10 days of its receipt of any distribution from the Partnership with respect to the General Partnership Interest or the Incentive Distribution Right, the Company shall distribute all of its GP Available Cash and IDR Available Cash in accordance with this Section 4.2. In each distribution, (i) 50% of all GP Available Cash and 75% of all IDR Available Cash shall be distributed to the Class A Members, Pro Rata and (ii) 50% of all GP Available Cash and 25% of all IDR Available Cash shall be distributed to the Class B Members, Pro Rata.

4.3 Tax Liability Distributions. The Company shall make cash distributions on or prior to April 15th of each year to each member in an amount intended to enable such Member (or any Person whose tax liability is determined by reference to the income of such Member) to discharge its United States federal, state and local income tax liabilities arising from the allocations made pursuant to Article 5 with respect to the Company’s operations in the preceding year (a “Tax Liability Distribution”). The amount of any such Tax Liability Distribution shall be equal to 40% of the amount of net taxable income and gain allocated to such Member pursuant to Article 5 with respect to the year for which the amount of any Tax Liability Distribution is being determined; provided, however, that if the Company has made any distributions pursuant to Section 4.2 with respect to the year for which the amount of any Tax Liability Distribution is being determined, the amount of such Tax Liability Distribution shall be reduced by the amount of such distributions.

4.4 Distributions on Dissolution and Winding Up. Upon the dissolution and winding up of the Company, the proceeds of liquidation after the payment of creditors as specified in Section 15.2 shall be distributed to all of the Members in accordance with their positive Capital Account balances as properly adjusted through the time of such distribution.

4.5 Limitation on Distributions. Notwithstanding any other provision to the contrary in this Agreement, the Company shall not make a distribution to any Member if such distribution would violate the Act or other applicable law.

4.6 Withholding of Taxes. The Company will withhold taxes from distributions to the extent required to do so by applicable law. Any amounts so withheld and paid or required to be paid to a taxing authority will be treated as if they had been distributed to the Member from whose distribution the amount was withheld.

ARTICLE 5

ALLOCATIONS

5.1 Allocations of Profit and Loss. For purposes of maintaining the Capital Accounts and in determining the rights of the Members among themselves, except as provided in Section 5.2, the Company’s items of income, gain, loss and deduction shall be allocated among the Members in each taxable year as provided below.

(a) Profits for each taxable year of the Company shall be allocated as follows:

(i) First, to each Member until the cumulative Profits allocated to such Members under this Section 5.1(a)(i) equal the cumulative Losses allocated to the Members under Section 5.1(b)(ii) for all prior periods, with such Profits allocated among the Members in proportion to their respective shares of the cumulative Losses allocated to the Members under Section 5.1(b)(ii);

(ii) Second, to each Member until the cumulative Profits allocated to such Member under this Section 5.1(a)(ii) equal the cumulative Losses allocated to the Members under Section 5.1(b)(i) for all prior periods, with such Profits allocated among the Members in proportion to their respective shares of the cumulative Losses allocated to the Members under Section 5.1(b)(i);

(iii) Third, 100% to the Class B Members, Pro Rata, until the Profits allocated for such taxable year to such Class B Members under this Section 5.1(a)(iii) equal the amount of GP Available Cash distributed to the Class B Members pursuant to Section 4.2;

(iv) Fourth, 100% to the Class A Members, Pro Rata, until the Profits allocated for such taxable year to such Members under this Section 5.1(a)(iv) equal the amount of GP Available Cash distributed to the Class A Members pursuant to Section 4.2;

(v) Fifth, the balance, if any, 75% to the Class A Members, Pro Rata, and 25% to the Class B Members, Pro Rata.

(b) Losses for each taxable year of the Company shall be allocated as follows:

(i) First, to the Members in proportion to their respective positive Adjusted Capital Account balances in an amount equal to, but not in excess of, the positive Adjusted Capital Account balance of each Member as determined prior to the allocation provided for in this Section 5.1(b)(i); and

(ii) Second, the balance, if any, 75% to the Class A Members, Pro Rata, and 25% to the Class B Members, Pro Rata.

5.2 Allocations of Liquidating Gain and Loss. Liquidating Gains and Liquidating Losses shall be allocated among the Members as provided below.

(a) If a Liquidating Gain is recognized, such Liquidating Gain shall be allocated as follows:

(i) First, 100% to the Class B Members so that, to the maximum extent possible, the Class B Members’ resulting Capital Account balances are equal to 25% of the aggregate Capital Account balances of the Members; and

(ii) Second, the balance, if any, 75% to the Class A Members, Pro Rata and 25% to the Class B Members, Pro Rata.

(b) If a Liquidating Loss is recognized, such Liquidating Loss shall be allocated as follows:

(i) First, to the Members in proportion to their respective positive Capital Account balances in an amount equal to, but not in excess of, the positive Capital Account balance of each Member as determined prior to the allocation provided for in this Section 5.2(b)(i); and

(ii) Second, the balance, if any, 75% to the Class A Members, Pro Rata, and 25% to the Class B Members, Pro Rata.

5.3 Transfers. In the event of a Transfer of Units during a taxable year, the Company shall make an interim closing of its books (or, at the election of the applicable Transferor and Transferee and with the consent of the Board, utilize any other method permitted under Section 706 of the Code) for purposes of determining the allocations and distributions required under this Agreement.

5.4 Additional Allocations. Notwithstanding any other provisions of this Article 5, the following special allocations shall be made for each taxable period:

(a) Notwithstanding any other provision of this Section 5.4, if there is a net decrease in Company Minimum Gain during any Company taxable period, each Member shall be allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulations sections 1.704-2(f)(6), (g)(2), and (j)(2)(i). For purposes of this Section 5.4(a), each Member’s Adjusted Capital Account shall be determined and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 5.4 with respect to such taxable period. This Section 5.4(a) is intended to comply with the Company Minimum Gain chargeback requirement in Treasury Regulations section 1.704-2(f) and shall be interpreted consistently therewith.

(b) Notwithstanding the other provisions of this Section 5.4 (other than (a) above), if there is a net decrease in Member Nonrecourse Debt Minimum Gain during any Company taxable period, any Member with a share of Member Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulations sections 1.704-2(i)(4) and (j)(2)(ii). For purposes of this Section 5.4(b) each Member’s Adjusted Capital Account balance shall be determined, and the allocation of income and gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 5.4, other than Section 5.4(a) above, with respect to such taxable period. This Section 5.4(b) is intended to comply with the Member Nonrecourse Debt Minimum Gain chargeback requirement in Treasury Regulations section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(c) Except as provided in (a) and (b) above, in the event any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations section 1.704-1(b)(2)(ii)(d)(4), (5), or (6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by such Treasury Regulations, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance is otherwise eliminated pursuant to (a) or (b) above.

(d) In the event any Member has a deficit balance in its Capital Account at the end of any Company taxable period, such Member shall be specially allocated items of Company gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 5.4(d) shall be made only if and to the extent that such Member would have a deficit balance in its Capital Account after all other allocations provided in this Section 5.4 have been tentatively made as if this Section 5.4(d) were not in this Agreement.

(e) Nonrecourse Deductions for any taxable period shall be allocated to the Class A Members, Pro Rata.

(f) Member Nonrecourse Deductions for any taxable period shall be allocated 100% to the Member that bears the Economic Risk of Loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations section 1.704-2(i). If more than one Member bears the Economic Risk of Loss with respect to a Member Nonrecourse Debt, Member Nonrecourse Deductions attributable thereto shall be allocated between or among such Members in accordance with the ratios in which they share such Economic Risk of Loss.

(g) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to sections 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulations section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such provisions.

(h) Notwithstanding any other provision of this Article 5 other than the Required Allocations, the Required Allocations shall be taken into account in making the Agreed Allocations so that, to the extent possible, the net amount of items of income, gain, loss and deduction allocated to each Partner pursuant to the Required Allocations and Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Partner under the Agreed Allocations if the Required Allocations had not otherwise been provided for in this Section 5.4.

5.5 Nonrecourse Liabilities. For purposes of Treasury Regulations Section 1.752-3(a)(3), the Members agree that “Excess Nonrecourse Liabilities” of the Company, as defined in Treasury Regulations Section 1.752-3(a)(3), shall be allocated to the Members as follows:

(a) 75% to the Class A Members, Pro Rata; and

(b) 25% to the Class B Members, Pro Rata.

5.6 Income Tax Allocations.

(a) Except as provided in this Section 5.6, each item of income, gain, loss and deduction of the Partnership for federal income tax purposes shall be allocated among the Partners in the same manner as such items are allocated for book purposes under Sections 5.1 and 5.2.

(b) The Members recognize that with respect to any property contributed to the Company, there may be a difference between the basis of the property to the Company for federal income tax purposes and its fair market value at the time of the contribution. In such case, all items of tax depreciation, cost recovery, amortization, and gain or loss with respect to such properties shall be allocated among the Members to take into account such disparities in accordance with the provisions of sections 704(b) and 704(c) of the Code and the Treasury Regulations under those sections.

(c) All items of income, gain, loss, deduction and credit allocated to the Members in accordance with the provisions hereof and basis allocations recognized by the Company for federal income tax purposes shall be determined without regard to any election under Section 754 of the Code which may be made by the Company; provided, however, such allocations, once made, shall be adjusted as necessary or appropriate to take into account the adjustments permitted by Sections 734 and 743 of the Code.

5.7 Negative Capital Accounts. In no event shall any Member be obligated to pay to the Company, any other Member or any creditor of the Company any deficit balance in its Capital Account.

ARTICLE 6

MEETINGS OF MEMBERS

6.1 Time and Place. Any meeting of the Members may be held at such time and place, within or outside the Commonwealth of Pennsylvania, as may be fixed by the Board or as shall be specified in the notice or waiver of notice of the meeting. If the place for a meeting is not fixed by the Board, such meeting shall be held at the Company’s principal office.

6.2 Annual Meeting. The annual meeting shall be held on the date and at the time and place fixed from time to time by the Board. The annual meeting shall be for the purpose of electing a board of directors and transacting such other business as may properly be brought before the meeting.

6.3 Special Meeting. A special meeting for any purpose or purposes may be called by the Board and shall be called by the Board upon the written request of Class A Members holding at least 25% of the outstanding Class A Units.

6.4 Record Date for Determination of Membership. In order that the Board may determine the Members (i) entitled to notice of or to vote at any meeting of Members, (ii) entitled to express consent to action in writing without a meeting, (iii) entitled to exercise any rights in respect of any change, conversion, or exchange of Units (iv) entitled to receive a distribution with respect to any Units, or (v) for the purpose of any other lawful action, the Board may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board. The record date for determining the Members entitled to notice of or to vote at any meeting of the Members or any adjournment thereof shall not be more than 60 nor less than 10 days before the date of such meeting. The record date for determining the Members entitled to consent to action in writing without a meeting pursuant to Section 6.10 shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board. The record date for any other action shall not be more than 60 days prior to such action. If no record date is fixed, (a) the record date for determining Members entitled to notice of or to vote at any meeting shall be at the close of business on the day immediately preceding the day on which notice is given or, if notice is waived by all Members, at the close of business on the day immediately preceding the day on which the meeting is held, (b) the record date for determining Members entitled to express consent to action in writing without a meeting, when no prior action by the Board is required, shall be the first date on which a signed written consent setting forth the action taken or to be taken is delivered to the Company and, when prior action by the Board is required, shall be at the close of business on the day on which the Board adopts the resolution taking such prior action, and (c) the record date for determining Members for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating to such other purpose. A determination of the Members of record entitled to notice of or to vote at a meeting of Members is effective for any adjournment of the meeting unless the Board fixes a new record date, which the Board shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

6.5 Notice to Members. Written notice stating the place, date, and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date of the meeting, except as otherwise required by the Act. If an annual or special meeting of Members is adjourned to a different date, time, or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment; provided, however, that, if a new record date for the adjourned meeting is fixed pursuant to Section 6.4, notice of the adjourned meeting shall be given to persons who are Members as of the new record date.

6.6 Waiver. Attendance of a Member, either in person or by proxy, at any meeting, whether annual or special, shall constitute a waiver of notice of such meeting, except where a Member attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A written waiver of notice of any such meeting signed by a Member or Members entitled to such notice, whether before, at or after the time for notice or the time of the meeting, shall be equivalent to notice. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in any written waiver of notice.

6.7 Quorum. The holders of a majority of the outstanding of Class A Units entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the Members for the transaction of business, except as otherwise provided by the Act; provided, however, that at any meeting at which a matter is presented for which the Class B Members or Executive Management Members are entitled to vote, the establishment of a quorum shall also require the presence in person or by proxy of the holders of a majority of the outstanding Class B Units or a majority of the Executive Management Votes, as applicable, entitled to vote on such matter. If, however, such a quorum shall not be present at any meeting of Members, the Chairman of the Board or a majority of the Members entitled to vote, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice if the time and place are announced at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting.

6.8 Voting Rights.

(a) Except as otherwise provided by this Agreement or applicable law, only the Class A Members shall have the right and power to vote on matters on which the Members are entitled to vote. Each Class A Member shall be entitled to a number of votes equal to the number of Class A Units held by such Member.

(b) Except as otherwise provided by this Agreement or applicable law, the Class B Members and Executive Management Members shall have no right or power to vote on any matter. On any matter for which the Class B Members are entitled to vote, each Class B Member shall be entitled to a number of votes equal to the number of Class B Units held by such Member. On any matter for which the Executive Management Members are entitled to vote, Lawrence Miller and William Shane shall each have three votes and Robert Stache and Michael Stache shall each have two votes, in each case, without regard to the number of Units held by such Executive Management Members (the “Executive Management Votes”).

6.9 Voting and Proxies. At every meeting of the Members, each Member and Executive Management Member, to the extent provided herein, shall be entitled to vote in person or by proxy, but no proxy shall be voted after three years from its date unless the proxy provides for a longer period. When a quorum is present at any meeting, the vote of the holders of a majority of the outstanding Units of each class, and the holders of a majority of the Executive Management Votes, as applicable, present in person or represented by proxy that are entitled to vote on a question shall decide any such question brought before such meeting, unless the question is one upon which, by express provision of the Act or this Agreement, a different vote is required, in which case such express provision shall govern.

6.10 Action by Consent of the Members. Any action required or permitted to be taken at a meeting of the Members, including at the annual meeting, may be taken without a meeting if a written consent setting forth the action so taken is signed by Members holding the number of Units or Executive Management Votes, as applicable, as is required by the Act or this Agreement for approval of the action in question. Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of the Members at a meeting duly called and held.

6.11 Telephonic Meetings. Members may participate in any meeting of the Members through the use of any means of conference telephones or similar communications equipment as long as all persons participating can hear one another. A Member so participating shall be deemed to be present in person at the meeting.

6.12 Compensation of Members. Except as expressly provided in any written agreement between the Company and a Member, no Member shall receive any compensation from the Company for services provided to the Company in its capacity as a Member.

ARTICLE 7

MANAGEMENT

7.1 Management of the Company’s Affairs.

(a) As provided in this Agreement, all management powers over the business and affairs of the Company shall be vested exclusively in a board of directors (the “Board”) and, subject to the direction of the Board, the Officers. The Officers and Directors shall constitute “managers” of the Company within the meaning of the Act.

(b) No Member or Assignee, in its capacity as such, shall have any management power over the business and affairs of the Company or actual or apparent authority to enter into contracts on behalf of, or to otherwise bind, the Company.

(c) Except as otherwise specifically provided in this Agreement, the authority and functions of the Board on the one hand and of the Officers on the other shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the General Corporation Law of the State of Delaware. Thus, except as otherwise specifically provided in this Agreement, the business and affairs of the Company shall be managed under the direction of the Board, and the day-to-day activities of the Company shall be conducted on the Company’s behalf by the Officers, who shall be agents of the Company. In addition to the powers that now or hereafter can be granted to managers under the Act and to all other powers granted under any other provision of this Agreement, the Board of Directors (subject to Section 7.13 and Article 16) and the Officers (subject to Section 7.14, Article 8 and the direction of the Board) shall have full power and authority to do all things on such terms as they may determine to conduct, or cause to be conducted, the business and affairs of the Company.

7.2 Number; Qualification; Election; Tenure.

(a) The number of directors constituting the Board shall be at least three and no more than nine (each a “Director” and collectively, the “Directors”). Such number shall be fixed from time to time pursuant to a resolution adopted by a majority of the Directors. A Director need not be a Member. Each Director shall serve as a member of the Board until the earlier of his resignation, death or removal from office or until his or her successor is duly elected and qualified. The number of Directors constituting the initial Board shall be seven and the initial Directors shall be the following individuals:

Lawrence Miller

William Shane

Allen Freedman

Robert Hellman, Jr.

Martin Lautman

Fenton Talbott

Jeffrey Zawadsky

(b) At each annual meeting of the Members, the successor to each Director shall be elected to hold office for a term expiring at the next annual meeting of Members. To be elected as a Director, a natural person must (i)(A) be elected in accordance with Section 7.10 or (B) have been properly nominated for a position as a Director in accordance with Section 7.2(c) and (ii) must receive a plurality of the votes cast for the position at a meeting of Members held for such purpose at which a quorum is present in Person or by proxy. For so long as any Class A Units are outstanding, the Class A Members shall be entitled to elect all of the members of the Board; provided however, that so long as either of Lawrence Miller and William Shane serve as the Chief Executive Officer and Chief Financial Officer of the Company (or the functional equivalent of such positions), respectively, such individual shall also serve as a Director. In furtherance of the foregoing proviso, each of the Class A Members hereby agrees to vote at each election of Directors all Class A Units held by such Member in favor of, and against the removal of, (i) Lawrence Miller, for so long as he serves as Chief Executive Officer of the Company (or the functional equivalent thereof) and (ii) William Shane, for so long as he serves as the Chief Financial Officer of the Company (or the functional equivalent thereof).

(c) Before a meeting of the Members at which an election of Directors is to be held, the Board shall nominate its slate of persons to be presented for election at such meeting. Other nominations for Directors may be made by any Member, but any Member nominations must be in writing, in proper form and delivered to the Secretary of the Company not less than ten days prior to the meeting of Members at which the nominee is to be elected. To be in proper form, such Member nomination must set forth in writing as to each person whom such Member proposes to nominate for election or re-election as a Director all information relating to such person as is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and Rule 14a-11 thereunder (or any successor rule promulgated thereunder).

7.3 Notice. Written notice of all regular meetings of the Board must be given to all Directors at least five calendar days prior to the regular meeting of the Board and two business days prior to any special meeting of the Board. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting. A meeting may be held at any time without notice if all the Directors are present or if those not present waive notice of the meeting either before or after such meeting.

7.4 Regular Meetings. The board shall meet at least quarterly, and a regular meeting of the Board shall be held without notice other than this Section 7.4 immediately after, and at the same place as, the annual meeting of the Members. The Board may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution.

7.5 Special Meetings. Special Meetings of the Board may be called at any time at a request of the Chairman or of any three Directors.

7.6 Action by Consent of the Board. Any action required or permitted to be taken at a meeting of the Board, including at the annual meeting, may be taken without a meeting if a written consent setting forth the action so taken is signed by the number of Directors as is required by this Agreement for approval of the action in question. Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of the Directors at a meeting duly called and held.

7.7 Telephonic Meetings. Directors may participate in any meeting of the Board through the use of any means of conference telephones or similar communications equipment as long as all persons participating can hear one another. A Director so participating shall be deemed to be present in person at the meeting.

7.8 Quorum; Voting Requirement. A majority of the Directors, present in person or participating in accordance with Section 7.7, shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of the Directors present may adjourn the meeting from time to time without further notice. Except as otherwise provided in this Agreement, an act by the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board. The Directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.

7.9 Committees.

(a) The Board may establish committees of the Board. Any such committee, to the extent provided in the resolution of the Board or in this Agreement, shall have and may exercise all powers and authority of the Board in the management of the business and affairs of the Company; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the Members, any action or matter expressly required by this Agreement or the Act to be submitted to the Members for approval; (ii) or adopting, amending or repealing any provision of this Agreement.

(b) The Board shall have an audit committee comprised of three (3) Directors (the “Audit Committee”), all of whom shall be Independent Directors. The Audit Committee shall establish a written audit committee charter in accordance with the rules and regulations of the NASDAQ National Market or any National Securities Exchange on which the Common Units are listed from time to time, and the Securities and Exchange Commission, as amended from time to time. The Audit Committee shall review the financial statements of the Company and the Partnership, review the external financial reporting of the Partnership, recommend engagement of the Partnership’s independent auditors, review procedures for internal auditing and the adequacy of the Partnership’s internal accounting controls and perform such other related functions as may be directed by the Board from time to time. Each member of the Audit Committee shall satisfy the rules and regulations of the NASDAQ National Market or any National Securities Exchange on which the Common Units are listed from time to time and the Securities and Exchange Commission, as amended from time to time, pertaining to qualification for service on an audit committee.

(c) The Board shall have a compensation committee comprised of three (3) Directors (the “Compensation Committee”). The Compensation Committee shall be charged with such matters pertaining to the compensation of Directors, Officers and other personnel of the Company, the review, approval and administration of any Incentive Plans put in place by the Company or the Partnership and such other related matters as may be directed by the Board from time to time.

(d) The Board shall have a conflicts committee comprised of no fewer than two Directors (the “Conflicts Committee”), all of whom shall be Independent Directors. The Conflicts Committee may review, and approve or disapprove, transactions in which a potential conflict of interest exists or arises between the Company, or any of its Affiliates (other than a Group Member), on the one hand, and any Group Member, any Partner (as defined in the Partnership Agreement) or any Assignee (as defined in the Partnership Agreement), all in accordance with the applicable provisions of the Partnership Agreement. Any matter approved by the Conflicts Committee in accordance with the provisions, and subject to the limitations, of the Partnership Agreement, shall not be deemed to be a breach of any fiduciary or other duties owed by the Board or any Director to the Company or the Members.

(e) The Board shall have a nominating and governance committee comprised of three (3) Directors (the “Nominating and Governance Committee”). The Nominating and Governance Committee shall be charged with such matters pertaining to recommending Director nominees for election to the Board, advising the Board with respect to appropriate governance practices and such other related matters as may be directed by the Board from time to time. At the direction of the Board, the Nominating and Governance Committee may be combined with the Compensation Committee and the membership of both such committees may comprise the same Directors.

(f) At every meeting of a committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by the committee of any resolution. Any committee may fix the time and place of its meetings unless the Board shall otherwise provide. Notice of such meetings shall be given to each member of the committee at least two calendar days prior to any meeting. The Board shall have power at any time to fill vacancies in, or to change the membership of, any committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not Directors; provided, however, that no such committee shall have or may exercise any authority of the Board.

7.10 Vacancies; Increases in the Number of Directors. Unless otherwise provided by this Agreement, vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or a sole remaining Director; and any Director so chosen shall hold office until their successor shall be duly elected and qualified or until their earlier death, resignation or removal.

7.11 Removal. Subject to Section 7.2(b), any Director may be removed, with or without cause, by the holders of a majority of the outstanding Class A Units then entitled to vote at an election of Directors.

7.12 Compensation of Directors. Except as expressly provided in any written agreement between the Company and a Director or by resolution of the Board, no Director shall receive any compensation from the Company for services provided to the Company in its capacity as a Director, except that each Director shall be compensated for attendance at Board meetings at rates of compensation as from time to time established by the Board; provided, however, that the Directors who are also employees of the Company or any Affiliate thereof shall receive no compensation for their services as Directors or committee members. In addition to the foregoing, the members of the Conflicts Committee shall receive such additional compensation as from time to time established by the Board. All the Directors shall be entitled to be reimbursed for out-of-pocket costs and expenses incurred in the course of their service as Directors.

7.13 Restrictions on the Board of Directors’ Authority. Except as otherwise specifically provided in this Agreement or by resolution of the Board, (i) no Director or group of Directors shall have any actual or apparent authority to enter into contracts on behalf of, or to otherwise bind, the Company, nor to take any action in the name of or on behalf of the Company or conduct any business of the Company other than by action of the Board taken in accordance with the provisions of this Agreement, and (ii) no Director shall have the power or authority to delegate to any Person such Director’s rights and powers as a Director to manage the business and affairs of the Company.

7.14 Certain Matters Requiring Board Approval. Except for transactions between or among the Company and one or more Group Members, or between or among two or more Group Members, and except as otherwise directed by the Board, the Company shall neither take nor cause or permit any Group Member to take any of the following actions without the approval of the Board:

(a) any Transfer of any interest in any Group Member;

(b) any consolidation or merger of the Company with or into any other Person, or any liquidation, dissolution or winding-up of the Company;

(c) (i) any consolidation or merger of any Group Member with or into any other Person, (ii) any sale by any Group Member of all or substantially all of its assets or (iii) any liquidation, dissolution or winding-up of any Group Member;

(d) any issuance of any equity securities of any Group Member, or any securities convertible into equity securities of any Group Member, other than in connection with any Incentive Plan;

(e) any acquisition by the Company or any Group Member of any stock or assets of another entity or of capital assets, in a single transaction or a series of related transactions in any 12-month period, for an aggregate purchase price in excess of $2,500,000;

(f) any incurrence by the Company or any Group Member of funded debt in a principal amount in excess of $2,500,000;

(g) any capital expenditure or commitment therefor by the Company or any Group Member in excess of $1,000,000;

(h) any approval of the annual budget for the Company or any Group Member; and

(i) any selection of the firm of independent public accountants that will audit the financial statements of the Company or any Group Member.

7.15 Management of Operating Company.

(a) For so long as CFSI LLC is the sole Class A Member, each Director agrees to take such action as a Director as may be necessary to cause the Partnership to elect the following persons as members of the board of directors of the Operating Company: (A) three persons designated by CFSI LLC, (B) Lawrence Miller (for so long as he shall be an officer of the Company), (C) William Shane (for so long as he shall be an officer of the Company) and (D) such other persons designated by CFSI LLC.

(b) Following a liquidation of CFSI LLC, and for so long as McCown De Leeuw holds more than 50% of the then outstanding Class A Units, each Director agrees to take such action as a Director as may be necessary to cause the Partnership to elect the following persons as members of the board of directors of the Operating Company: (A) three persons designated by McCown De Leeuw, (B) Lawrence Miller (for so long as he shall be an officer of the Company), (C) William Shane (for so long as he shall be an officer of the Company) and (D) such other persons designated by McCown De Leeuw.

(c) If either of CFSI LLC or McCown De Leeuw exercises their respective rights under this Section 7.15, the Directors agree to take such actions as may be necessary to cause the Partnership to elect the additional persons designated by CFSI LLC or McCown De Leeuw, as the case may be, as members of the board of directors of the Operating Company and to amend the limited liability company agreement of the Operating Company as may be necessary in connection therewith.

7.16 Required Approvals of Executive Management Members. Notwithstanding anything herein to the contrary, any determination by the Board of the amount of Reserves shall require the approval of the holders of a majority of the Executive Management Votes.

ARTICLE 8

OFFICERS

8.1 Elected Officers. The officers of the Company (the “Officers”) shall be selected by, and serve at the pleasure of, the Board. The Officers shall carry on the day to day activities of the Company and shall have such other authority and duties delegated to each of them, respectively, by the Board from time to time. The Officers shall be a Chairman of the Board, a President and Chief Executive Officer, a Chief Financial Officer, a Chief Operating Officer, a Secretary and such other officers (including Executive Vice

Presidents, Senior Vice Presidents and Vice Presidents) as the Board from time to time may elect in accordance with this Article 8. The Chairman of the Board shall be chosen from among the Directors. All Officers shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article 8. Any Person may be selected by the Board to hold multiple offices. The Board may from time to time elect such other officers (including one or more Vice Presidents, Controllers, Assistant Secretaries and Assistant Treasurers) as it determines to be necessary or appropriate for the conduct of the business of the Company. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in this Agreement or as may be prescribed by the Board.

8.2 Election and Term of Office. The Officers of the Company shall be elected annually by the Board at the regular meeting of the Board held after the annual meeting of the Members. If the election of Officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each Officer shall hold office until such person’s successor shall have been duly elected and shall have qualified or until such person’s death or until he shall resign or be removed pursuant to Section 8.8.

8.3 Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Members and of the Board. The Board may also elect a Vice Chairman to act in the place of the Chairman upon his absence or inability to act. The Chairman of the Board shall have the power to enter into binding contracts on behalf of the Company.

8.4 President and Chief Executive Officer. The President and Chief Executive Officer shall be responsible for the general management of the affairs of the Company and shall perform all duties incidental to such person’s office that may be required by law and all such other duties as are properly required of him by the Board. He shall make reports to the Board and the Members and shall see that all orders and resolutions of the Board and of any committee thereof are carried into effect. The President and Chief Executive Officer, if he is also a Director, shall, in the absence of or because of the inability to act of the Chairman of the Board or any Vice Chairman elected by the Board, perform all duties of the Chairman of the Board and preside at all meetings of Members and of the Board.

8.5 Chief Operating Officer and Vice Presidents. The Chief Operating Officer and each Executive Vice President and Senior Vice President and any other Vice President shall have such powers and shall perform such duties as shall be assigned to him by the Board.

8.6 Chief Financial Officer and Assistant Treasurers. The Chief Financial Officer shall act as the Chief Financial Officer of the Company and shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Chief Financial Officer shall cause the funds of the Company to be deposited in such banks as may be authorized by the Board, or in such banks as may be designated as depositories in the manner provided by resolution of the Board. The Chief Financial Officer shall, in general, perform all duties incident to the office of the Chief Financial Officer and shall have such further powers and duties and shall be subject to such directions as may be granted or imposed from time to time by the Board. Assistant Treasurers shall have such of the authority and perform such of the duties of the Chief Financial Officer as may be provided in this Agreement or assigned to them by the Board or the Chief Financial Officer. Assistant Treasurers shall assist the Chief Financial Officer in the performance of the duties assigned to the Chief Financial Officer, and in assisting the Chief Financial Officer, each Assistant Treasurer shall for such purpose have the powers of the Chief Financial Officer. During the Chief Financial Officer’s absence or inability to act, the Chief Financial Officer’s authority and duties shall be possessed by such Assistant Treasurer or Assistant Treasurers as the Board may designate.

8.7 Secretary and Assistant Secretaries. The Secretary shall keep or cause to be kept, in one or more books provided for that purpose, the minutes of all meetings of the Board, the committees of the Board and the Members. The Secretary shall see that all notices are duly given in accordance with the provisions of this Agreement and as required by law; shall be custodian of the records and the seal of the Company and affix and attest the seal to all documents to be executed on behalf of the Company under its seal; and shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general, shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Board. Assistant Secretaries shall have such of the authority and perform such of the duties of the Secretary as may be provided in this Agreement or assigned to them by the Board or the Secretary. Assistant Secretaries shall assist the Secretary in the performance of the duties assigned to the Secretary, and in assisting the Secretary, each Assistant Secretary shall for such purpose have the powers of the Secretary. During the Secretary’s absence or inability to act, the Secretary’s authority and duties shall be possessed by such Assistant Secretary or Assistant Secretaries as the Board may designate.

8.8 Removal. Any Officer elected by the Board may be removed by the affirmative vote of a majority of the Board. No elected Officer shall have any contractual rights against the Company for compensation by virtue of such election beyond the date of the election of such person’s successor, such person’s death, such person’s resignation or such person’s removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

8.9 Vacancies. A newly created elected office and a vacancy in any elected office because of death, resignation or removal may be filled by the Board for the unexpired portion of the term at any meeting of the Board.

8.10 Compensation. The Officers shall receive such compensation for their services as may be designated by the Compensation Committee. In addition, the Officers shall be entitled to be reimbursed for out-of-pocket costs and expenses incurred in the course of their service hereunder.

8.11 Powers of Attorney. The Company may grant powers of attorney or other authority as appropriate to establish and evidence the authority of the Officers and other Persons.

8.12 Delegation of Authority. Unless otherwise provided by this Agreement or by resolution of the Board, no Officer shall have the power or authority to delegate to any Person such Officer’s rights and powers as an Officer to manage the business and affairs of the Company.

ARTICLE 9

STANDARDS OF CONDUCT, LIABILITY AND INDEMNIFICATION

9.1 Standards of Conduct and Fiduciary Duties.

(a) In causing the Company to make a determination or take or decline to take any action in its capacity as the general partner of the Partnership as opposed to in its individual capacity, an Indemnitee shall act in accordance with Article VII of the Partnership Agreement and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated hereby or under the Act or any other law, rule or regulation.

(b) In causing the Company to make a determination or take or decline to take any action in its individual capacity as opposed to in its capacity as the general partner of the Partnership, then, unless another express standard is provided for in this Agreement, an Indemnitee shall act in good faith and shall not be subject to any other or different standards imposed by this Agreement, any other agreement contemplated hereby or under the Act or any other law, rule or regulation. In order for a determination or other action affecting the Company to be in “good faith” for purposes of this Agreement, an Indemnitee must reasonably believe that the determination or other action is in the best interests of the Company.

(c) To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Company, to the Partnership, or to any Member, an Indemnitee acting under this Agreement shall not be liable to the Company, the Partnership or to any Member for its good faith reliance on the provisions this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of an Indemnitee otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Indemnitee.

9.2 Liability and Exculpation.

(a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Company, the Partnership, the Members or any Assignee, for losses sustained or liabilities incurred as a result of any act or omission of an Indemnitee unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or gross negligence or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was criminal.

(b) An Indemnitee shall be fully protected in relying in good faith upon the books and records of the Company, the books and records of the Partnership, and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Indemnitee believes are within such other Person’s professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

9.3 Indemnification.

(a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided, that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 9.3, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or gross negligence or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful.

(b) To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to this Section 9.3 in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to a determination that the Indemnitee is not entitled to be indemnified upon receipt by the Company of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 9.3.

(c) The Company may purchase and maintain insurance, to the extent and in such amounts as the Company determines to be reasonable, on behalf of Indemnitees and such other Persons as the Company shall determine, against any liability that may be asserted against or expenses that may be incurred by any such Indemnitees or other Persons in connection with the activities of the Company or such Indemnitees. The Company may enter into indemnity contracts with Indemnitees or other Persons and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations and containing such other procedures regarding indemnification as the Board determines are necessary or appropriate.

(d) The indemnification provided by this Section 9.3 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the Members, as a matter of law or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

ARTICLE 10

TAXES

10.1 Tax Returns. The Tax Matters Member shall prepare and timely file (on behalf of the Company) all federal, state and local tax returns required to be filed by the Company. Each Member shall furnish to the Company all pertinent information in its possession relating to the Company’s operations that is necessary to enable the Company’s tax returns to be timely prepared and filed. The Company shall bear the costs of the preparation and filing of its tax returns.

10.2 Tax Elections.

(a) The Company shall make the following elections on the appropriate tax returns:

(i) to adopt the calendar year as the Company’s fiscal year;

(ii) to adopt the accrual method of accounting;

(iii) to make the election under Section 754 of the Code in accordance with applicable Treasury Regulations thereunder, subject to the reservation of the right to seek to revoke any such election upon the Tax Matters Member’s determination that such revocation is in the best interests of the Members;

(iv) to elect to amortize the organizational expenses of the Company ratably over a period of 60 months as permitted by Section 709(b) of the Code;

(v) to elect the remedial method under Treasury Regulations Section 1.704-3(d) for purposes of Section 704(d) of the Code; and

(vi) any other election the Board determines to be necessary or appropriate.

(b) Neither the Company nor any Member shall make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state law and no provision of this Agreement shall be construed to sanction or approve such an election.

10.3 Tax Matters Member.

(a) CFSI LLC, or such other Member selected by the Board, shall act as the “tax matters partner” of the Company pursuant to Section 6231(a)(7) of the Code (the “Tax Matters Member”). The Tax Matters Member shall take such action as may be necessary to cause to the extent possible each Member to become a “notice partner” within the meaning of Section 6223 of the Code. The Tax Matters Member shall inform each Member of all significant matters that may come to its attention in its capacity as Tax Matters Member by giving notice thereof on or before the fifth business day after becoming aware thereof and, within that time, shall forward to each Member copies of all significant written communications it may receive in that capacity.

(b) The Tax Matters Member shall take no action without the authorization of the Board, other than such action as may be required by applicable law. Any cost or expense incurred by the Tax Matters Member in connection with its duties, including the preparation for or pursuance of administrative or judicial proceedings, shall be paid by the Company.

(c) The Tax Matters Member shall not enter into any extension of the period of limitations for making assessments on behalf of the Members without first obtaining the consent of the Board. The Tax Matters Member shall not bind any Member to a settlement agreement without obtaining the consent of such Member. Any Member that enters into a settlement agreement with respect to any Company item (as described in Section 6231(a)(3) of the Code) shall notify the other Members of such settlement agreement and its terms within 90 days from the date of the settlement.

(d) No Member shall file a request pursuant to Section 6227 of the Code for an administrative adjustment of Company items for any taxable year without first notifying the other Members. If the Board consents to the requested adjustment, the Tax Matters Member shall file the request for the administrative adjustment on behalf of the Members. If such consent is not obtained within 30 days from such notice, or within the period required to timely file the request for administrative adjustment, if shorter, any Member may file a request for administrative adjustment on its own behalf. Any Member intending to file a petition under Sections 6226, 6228 or other Section of the Code with respect to any item involving the Company shall notify the other Members of such intention and the nature of the contemplated proceeding. In the case where the Tax Matters Member is intending to file such petition on behalf of the Company, such notice shall be given within a reasonable period of time to allow the Members to participate in the choosing of the forum in which such petition will be filed.

(e) If any Member intends to file a notice of inconsistent treatment under Section 6222(b) of the Code, such Member shall give reasonable notice under the circumstances to the other Members of such intent and the manner in which the Member’s intended treatment of an item is (or may be) inconsistent with the treatment of that item by the other Members.

ARTICLE 11

TRANSFER OF UNITS;

ADMISSION OF SUBSTITUTE MEMBERS

11.1 Restrictions on Transfers of Units.

(a) No Member or Assignee may Transfer any Units held by such Member or Assignee to any other Person except in strict accordance with the terms of this Agreement. Any attempted Transfer of a Unit in violation of this Agreement shall be, and is hereby declared, null and void ab initio, and the purported Transferee shall (a) not be admitted as a Member, (b) not be deemed to be an Assignee of the Units purported to be Transferred, and (c) have no rights to share in Profits or Losses, to receive any distributions, or to receive any allocations of income, gain, loss, deduction or credit or other similar items with respect to the Units purported to be Transferred. If, notwithstanding the prohibition hereunder, applicable law requires that a Transfer of Units in violation of this Agreement must be given effect, the Transferee of such noncomplying Transfer shall have only the rights of an Assignee, the Units so Transferred shall be subject to the repurchase provisions of Section 11.10, and shall also be subject to such legal and equitable remedies as may be available to the Company and the other Members.

(b) The Members acknowledge and understand that interests in the Company cannot be readily purchased or sold in the open market, and that each of the Members has entered into this Agreement in substantial reliance upon the strict enforcement of the covenants and conditions of this Agreement. Because of such limited marketability of interests, such substantial reliance on the covenants and conditions hereof, and the unique relationship that exists among Members entering into a common business venture, among other reasons, it is expressly agreed and acknowledged that the Members will be irreparably damaged in the event that this Agreement is not specifically enforced. Should any dispute arise concerning the Transfer of Units, an injunction may be issued enjoining such Transfer pending the determination of such controversy. Such remedy shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which the parties may have at law or in equity.

11.2 Rights of Certain Class A Members to Transfer Units. Subject to Sections 11.4 and 13.1, but otherwise notwithstanding any other provision in this Agreement to the contrary, any Class A Member who, together with its Affiliates, holds at least 50.1% of the outstanding Class A Units shall have the right to transfer Class A Units to any Person without the approval of the Board or any other Member provided that such Member, together with its Affiliates, continues to hold at least 50.1% of the outstanding Class A Units immediately following such Transfer. Subject to Section 11.5, the Transferee of such Class A Units shall be admitted as a Substitute Member.

11.3 Certain Permitted Transfers.

(a) The provisions of Section 11.1(a) shall not apply to any of the following Transfers (each, a “Permitted Transfer”):

(i) to a Member’s Immediate Family Member or to a trust, partnership, custodianship or other fiduciary account for his or for their benefit;

(ii) if the Member is a corporation, partnership or limited liability company, to the respective shareholders of such corporation, partners in such partnership or members of such limited liability company, or to Affiliates of such shareholders, partners or members, provided that such shareholders, partners or members are not being used as a device to avoid the restrictions on Transfer provided in this Agreement;

(iii) to an Affiliate of the Member, provided that such Affiliate is not being used as a device to avoid the restrictions on Transfer provided in this Agreement;

(iv) following a liquidation of CFSI LLC, by McCown De Leeuw to an MDC Permitted Transferee, or by an MDC Permitted Transferee to another MDC Permitted Transferee, provided, that such MDC Permitted Transferee is not being used as a device to avoid the restrictions on Transfer provided in this Agreement; or

(v) a Transfer pursuant to and in accordance with Section 11.4 or Articles 12 or 13.

Any Person to which Units are Transferred pursuant to clauses (i) through (v) above is referred to herein as a “Permitted Transferee” and any Member effecting a such a Transfer is referred to herein as a “Permitted Transferor.”

Notwithstanding any other provision of this Agreement, including this Section 11.3, for so long as any Subsidiary that is a corporation has a net operating loss carryover for federal income tax purposes, no Transfer of any Unit shall be permitted if the effect of such Transfer would be to subject such net operating loss carryover to the limitations contained in Section 382 of the Code unless prior to such Transfer the Board has made an express determination that such limitation would not have a material adverse effect on the ability to use such net operating loss carryover.

(b) Upon any Transfer of Units under this Section 11.3, the Permitted Transferee shall become a party to this Agreement as an Assignee in accordance with the provisions of Section 11.7 and, unless the Board shall determine otherwise, such Permitted Transferee shall not be admitted as a Member. Following the Transfer of any Units under this Section 11.3, the Permitted Transferor shall not be deemed to have withdrawn as a Member and shall remain a Member and shall continue to be entitled to all rights pertaining to such Units other than the rights of an Assignee as provided under Section 11.6.

(c) Unless otherwise determined by the Board, upon the death or Total Disability of any Permitted Transferor that is a natural person, any Permitted Transfer effected by such Permitted Transferor shall be deemed to be an Involuntary Transfer under Section 11.10.

(d) Unless otherwise determined by the Board, if any Permitted Transferee, other than an MDC Permitted Transferee, that is an Affiliate of the Permitted Transferor ceases to be an Affiliate of such Permitted Transferor, then any Permitted Transfer effected by such Permitted Transferor to such former Affiliate shall be deemed to be an Involuntary Transfer under Section 11.10.

11.4 Right of First Offer.

(a) For so long as CFSI LLC is the sole Class A Member, if CFSI LLC desires to Transfer all or a portion of any Class A Units held by it (the “CFSI Units”) to any Person other than a Permitted Transferee, then each Class B Member shall have a right of first offer to purchase all, but not less than all, of the CFSI Units, all in accordance with the following provisions:

(i) CFSI LLC shall send written notice (the “CFSI Offering Notice”) to the Company and the Class B Members of its desire to Transfer all or a portion of the CFSI Units to a Person other than a Permitted Transferee, and the price and other terms and conditions of a sale that CFSI LLC believes is material and is willing to accept (the “CFSI Proposed Terms”). The CFSI Offering Notice shall be dated and delivered on that date to each party entitled thereto.

(ii) For a period of 30 calendar days after the date of the CFSI Offering Notice, the Class B Members shall have the exclusive right and option to purchase all, but not less than all, of the CFSI Units on the CFSI Proposed Terms. Each Class B

Member that desires to exercise its option shall give CFSI LLC written notice to that effect within such 30-day period. If a Class B Member timely exercises its option, settlement will be consummated within 40 calendar days after the date of the CFSI Offering Notice and in accordance with the CFSI Proposed Terms. If more than one Class B Member shall exercise its option, then the CFSI Units shall be allocated proportionately among such Class B Members in the ratio that the number of Class B Units owned by each such Class B Member bears to the total number of Class B Units owned by all such Class B Members.

(iii) If and to the extent that the Class B Members fail to notify CFSI LLC or decline to purchase all of the CFSI Units within 30 days of the date of the CFSI Offering Notice, then CFSI LLC shall be free to Transfer the CFSI Units to any third party at a price that is no less than 90% of the price contained in the CFSI Offering Notice and otherwise on terms and conditions no less favorable to CFSI LLC than the CFSI Proposed Terms for a period of 180 days thereafter. If a sale of the CFSI Units is not consummated by CFSI LLC within such 180-day period, then CFSI LLC shall again be subject to this Section 11.4(a) prior to a Transfer of all or a portion of its Class A Units to any Person other than a Permitted Transferee.

(b) Following a liquidation of CFSI LLC, if one or more Persons holding 50% or more of the outstanding Class A Units (each, an “Offering Member”) desires to Transfer all or a portion of any Class A Units held by such Offering Members (the “Offered Units”) to any Person other than a Permitted Transferee, then the Company shall have a right of first offer to purchase all, but not less than all, of such Offered Units, all in accordance with the following provisions:

(i) The Offering Members shall send written notice (the “Offering Notice”) to the Company and each of the Class B Members of its desire to Transfer all or a portion of the Offered Units to a Person other than a Permitted Transferee, and the price and other terms and conditions of a sale that the Offering Members believe are material and are willing to accept (the “Proposed Terms”). The Offering Notice shall be dated and delivered on that date to each party entitled thereto.

(ii) For a period of 30 calendar days after the date of the Offering Notice, the Company shall have the exclusive right and option to purchase all, but not less than all, of the Offered Units on the Proposed Terms. If the Company desires to purchase the Offered Units, it shall give the Offering Members written notice to that effect within such 30-day period. If the Company timely exercises its option, settlement shall be consummated within 40 calendar days after the date of the Offering Notice and in accordance with the Proposed Terms. A majority of the Independent Directors shall determine whether the Company desires to purchase the Offered Units for purposes of this Section 11.4(b).

(iii) If and to the extent that the Company declines to purchase all of the Offered Units or fails to timely notify the Offering Members of its election, then the Class B Members shall have the exclusive right and option to purchase all, but not less than all, of the Offered Units in accordance with the Proposed Terms. Each Class B Member that desires to exercise its option to purchase the Offered Units shall deliver written notice to the Offering Members to that effect within 40 calendar days after the date of the Offering Notice. If a Class B Member timely exercises its option, settlement shall be consummated within 50 calendar days of the date of the Offering Notice and in accordance with the Proposed Terms. If more than one Class B Member shall exercise its option, then the Offered Units shall be allocated proportionately among such Class B Members in the ratio that the number of Units owned by each such Class B Member bears to the total number of Units owned by all such Class B Members.

(iv) If and to the extent that the Company and the Class B Members, as applicable, fail to timely notify the Offering Members or decline to purchase all of the Offered Units within the applicable notice periods specified above, then the Offering Members shall be free to Transfer all, but not less than all, of the Offered Units to any third party at a price that is no less than 90% of the price terms contained in the Offering Notice and otherwise terms and conditions no less favorable to the Offering Members than the Proposed Terms for a period of 180 days thereafter. If a sale of the Offered Units is not consummated by the Offering Members within such 180-day period, then the Offering Members shall again be subject to the procedures of this Section 11.4(b) prior to a Transfer all or a portion of any Class A Units held by the Offering Members to any Person other than a Permitted Transferee.

11.5 Substitute Members. If a Member Transfers any of its Units to a Transferee who is not already a Member, such Transferee shall not be admitted as a Substitute Member except in accordance with Section 11.7. A Transferee who has been admitted as a Substitute Member in accordance with Section 11.7 shall have all the rights and powers and be subject to all the restrictions and liabilities under this Agreement of a Member holding the same class of Units and shall be deemed a party hereto.

11.6 Assignees. Unless admitted as a Substitute Member, no Transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in this Section 11.6. An Assignee shall be entitled to all the rights of an assignee of a Member’s interest under the Act, including the right to receive distributions from the Company and the share of Profits and Losses attributable to the Units Transferred to such Assignee, and the right to transfer the Units as provided in this Article 11, but shall not be deemed to be a holder of Units for any other purpose under this Agreement and shall not be entitled to vote or consent with respect to such Units on any matter presented to the Members for approval (such power and right to so vote and consent remaining with the Transferor). In the event any Assignee desires to further Transfer any Units, such Assignee shall be subject to all the provisions of this Article 11 to the same extent and in the same manner as any Member desiring to make a Transfer of Units.

11.7 Requirements Applicable to All Transfers. Any Transfer of Units under this Article 11 and any admission of an Assignee as a Substitute Member shall also be subject to the following requirements, and such Transfer shall not be effective unless such requirements are satisfied; provided, however, that the Board may waive any of the following requirements:

(a) The following documents must be delivered to the Board and must be satisfactory, in form and substance, to the Board:

(i) A copy of the instrument pursuant to which the Transfer is effected;

(ii) An instrument, executed by the Transferor and the Transferee, containing the following information and agreements, to the extent they are not contained in the instrument described in Section 11.7(a)(i):

(A) the notice address of the Transferee;

(B) the class and amount of Units transferred to the Transferee;

(C) if the Transferee is not already a Member, the Transferee’s request to become a Substitute Member (except in the case of a Permitted Transferee) and an agreement by the Transferee (and such Transferee’s spouse, if applicable) to become a party to and to be bound by the terms and conditions of this Agreement;

(D) representations and warranties by the Transferor and Transferee that the Transfer is being made in accordance with this Article 11 and applicable laws; and

(iii) Such opinions of counsel regarding tax and securities law matters as the Board may require.

(b) The Transferor and Transferee shall pay, or reimburse the Company for, all reasonable costs and expenses incurred by the Company in connection with the Transfer and, if applicable, admission of the Transferee as a Member, including the legal fees incurred in connection with the legal opinions referred to in Section 11.7(a)(iii) and any costs incurred in amending this Agreement.

(c) Any Transferee, whether or not admitted as a Substitute Member, shall take the Transferred Units subject to the obligations of the Transferor.

11.8 Release of Transferor’s Liability. No Transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the Transferor are assumed by a successor entity by operation of law) shall relieve the Transferor of any of its continuing obligations under this Agreement without the approval of the Board.

11.9 Prohibition Against Hypothecation. No Units shall be subject to the claims of any creditor or to the legal process, and may not be voluntarily or involuntarily alienated or encumbered except (a) as may be authorized by the Board or (b) with respect to security interest or other claims in favor of the Company or any of its Affiliates. Any attempted grant of a security interest in any Units by a Member in violation of this Agreement shall be a breach of this Agreement and such attempted grant shall be, and is hereby declared, null and void ab initio.

11.10 Option to Repurchase Units Assigned by Operation of Law in Violation of Article 11. If, notwithstanding the prohibition set forth in Section 11.1, applicable law requires that a Transfer of Units in breach of this Article 11 must be given effect (an “Involuntary Transfer”), the Company shall have, for a period of five years following the effective date of such Transfer (the “Involuntary Transfer Date”), the right to purchase from the Transferee of such Units any Units so Transferred. The purchase price for such Units shall be the Valuation Price of such Units. If the Company exercises the right to repurchase Units pursuant to this Section 11.10, the purchase price shall be paid by the Company in cash to such Transferee within 60 days after giving notice to the Transferee of its election to repurchase such Units.

11.11 General Provisions relating to Transfer of Units.

(a) No Member may withdraw from the Company, other than as a result of a Transfer of all of such Member’s Units in accordance with this Agreement with respect to which the Transferee is already a Member, or becomes a Substitute Member in place of the Transferor. Except as otherwise provided in this Agreement, any Member who Transfers all of the Units held by such Member shall automatically cease to be a Member as of the date of consummation of such Transfer.

(b) Subject to Section 11.1, all distributions and allocations with respect to which the record date is before the effective date of any Transfer shall be made to the Transferor, and all distributions and allocations thereafter shall be made to the Transferee.

(c) In addition to any other restrictions on Transfer contained herein, in no event may any Transfer or assignment of Units by any Member be made (i) to any Person who lacks the legal right, power or capacity to own Units, or (ii) in violation of applicable law.

11.12 Death of Non-Member Spouse; Divorce of Member and Non-Member Spouse.

(a) If any Units are owned by a Member and his non-Member Spouse jointly, and (i) the marriage of that Member and his non-Member Spouse is terminated by divorce or annulment, or (ii) the non-Member Spouse dies, then, if the Member does not obtain all of his non-Member Spouse’s interest in the Units incident to the divorce or annulment, by operation of law or otherwise, the Member shall give written notice to the Company within 30 days after the effective date of the final, nonappealable divorce decree or of the annulment or the death of the non-Member Spouse, as applicable. Such notice shall specify the effective date of termination of the marriage or the death, as applicable, and the number of Units to which any interest retained by the Member’s former non-Member Spouse relates. For a period of 30 days after delivery of such notice, the Member shall have an exclusive right and option to purchase all or any portion of his former non-Member Spouse’s retained interest in the Units at the Valuation Price. The Member’s 30-day option shall be exercised by delivering to his former non-Member Spouse and the Company a written notice specifying the number of Units or interest in the Units as to which the option is being exercised. If the Member does not purchase all of his former non-Member Spouse’s Units or interest therein, then for a period of 30 days after the lapse of the Member’s 30-day option period, the Company shall have an exclusive right and option to purchase all or any portion of the remaining Units or interest therein not purchased by the Member.

(b) The Company, the Member and the former non-Member Spouse shall comply with the provisions of Section 11.7 regarding Transfers in connection with any Transfer pursuant to this Section 11.12.

(c) For purposes of this Section 11.12, any reference to a non-Member Spouse shall be deemed to refer to the estate of any deceased non-Member Spouse.

ARTICLE 12

PUT RIGHTS OF CLASS B MEMBERS

12.1 Put Right Upon Change of Control.

(a) If a Change of Control of the Company or CFSI LLC occurs and in connection therewith the holders of Class B Units are not offered cash, securities or other property in exchange for all of their respective Class B Units, then each holder of Class B Units may elect, during the Control Put Period, to cause the Company to purchase all, but not less than all, of such holder’s of Class B Units at the Control Put Price and on the Control Put Terms (a “Control Put Election”). The Company shall give prompt written notice to each Class B Member of any occurrence of Change of Control (a “Control Put Event Notice”). The Control Put Event Notice shall state the Control Put Price.

(b) A holder of Class B Units may make a Control Put Election during the period beginning on the date of receipt of the Control Put Event Notice and ending on the date that is 30 days after the date of receipt of the Control Put Event Notice (the “Control Put Period”). A holder of Class B Units who makes a Control Put Election (a “Control Put Seller”) shall deliver written notice to that effect to the Company within the Control Put Period. Such notice shall state the number of Class B Units held by the Control Put Seller.

(c) The Company shall purchase the Class B Units of a Control Put Seller in the following manner (the “Control Put Terms”):

(i) the aggregate Control Put Price shall be paid to the Control Put Seller in cash by wire transfer of immediately available funds within 10 days of the delivery of written notice of a Control Put Election by the Control Put Seller;

(ii) each Control Put Seller shall, as a condition to receiving the aggregate Control Put Price for his Class B Units, deliver such instruments, in form and substance satisfactory to the Company, as the Company may deem necessary or appropriate to effect the Transfer of the Class B Units; and

(iii) the Company shall pay all of the reasonable costs incurred by the Control Put Sellers in connection with a Control Put Election.

12.2 Put Right Upon Termination Event.

(a) If a Class B Member (for purposes of this Section 12.2, a “Terminating Holder”) suffers a Termination Event, then, at the election and option of such Terminating Holder (or the estate or legal representative of such Terminating Holder, as applicable), the Company shall purchase (a “Termination Put Purchase”) all, but not less than all, of such Terminating Holder’s Class B Units at the Valuation Price and on the Termination Put Terms. The Terminating Holder shall have the right to effect a Termination Put Purchase for a 12-month period following the date of the relevant Termination Event (the “Termination Put Date”). To exercise this right, the Terminating Holder must provide a written notice to that effect to the Company (a “Termination Put Notice”).

(b) If the Terminating Holder has elected to effect a Termination Put Purchase, the company shall purchase the Terminating Holder’s Class B Units that are subject to the Termination Put Purchase (the “Termination Put Units”) in the following manner (the “Termination Put Terms”):

(i) The Valuation Price shall be paid to a Terminating Holder in cash by wire transfer of immediately available funds within 10 days of the final determination of the Valuation Price;

(ii) The Terminating Holder shall, as a condition to receiving the Valuation Price, deliver such instruments to the Company, in form and substance satisfactory to the Board, as the Board determines to be necessary or desirable to effect the purchase of the Termination Put Units; and

(iii) The Company shall pay all of the costs reasonably incurred by the Terminating Holder in connection with a Termination Put Purchase, other than any fees and expenses expressly allocable to the Terminating Holder as a “Transferor” in connection with determining the Valuation Price.

ARTICLE 13

TAG-ALONG OPTION AND COME-ALONG OBLIGATION

13.1 Tag-Along Option. If CFSI LLC, or, following a liquidation of CFSI LLC, McCown De Leeuw or any of its Affiliates (each, a “Seller”) intend to voluntarily Transfer any Units to another Person (other than to a Permitted Transferee) (such Person being the “Purchaser”), then the Seller shall deliver to the Company and each other Member and Assignee a written notice (the “Tag Notice”) stating that it intends to make such a Transfer and setting forth in reasonable detail the material terms and conditions of such proposed Transfer, including the number of Units proposed to be Transferred, the nature of the Transfer, the consideration to be paid, the timing of such payment and any other material terms. During the 30-day period (the “Tag-Along Period”) from and after the later of (i) delivery of the Tag Notice to the Company and such other Members and (ii) expiration of any purchase rights of such other Members under Section 11.4, each Member shall have the right to elect to sell to the Purchaser, and the Purchaser shall have the obligation to purchase from such Member, a number of Units of the same class proposed to be transferred by the Seller that are held by such Member, which number shall be equal to the product of (i) the number of Units of such class held by such Member and (ii) a fraction, the numerator of which is the aggregate number of Units of such class proposed to be Transferred by the Seller as set forth in the Tag Notice, and the denominator of which is the aggregate number of Units of such class held by the Seller.

13.2 Come-Along Obligation. If any Person or group of Persons makes an offer to purchase all outstanding Units of the Company (a “Tender Offer”), then the Members or Assignees (other than any Members or Assignees who are Affiliates of the Person making the Tender Offer) who hold 50% or more of the total number of outstanding Units held by Members or Assignees who are not Affiliates of the Persons making the Tender Offer (the “Approving Members”) may require all other Members and Assignees (“Other Members”) to sell all of their Units pursuant to the Tender Offer. To exercise this right, the Approving Members must deliver a written notice (the “Tender Offer Notice”) to the Other Members describing the terms and conditions of the Tender Offer. If the Approving Members, deliver a Tender Offer Notice, then the Other Member shall be obligated to sell all of their respective Units pursuant to the terms and conditions set forth in the Tender Offer Notice and shall be entitled receive in exchange therefor their respective portions of the consideration set forth in the Tender Offer Notice.

13.3 Exempt Transfers. The provisions of Section 13.1 shall not apply to any (i) permitted pledge of Units made pursuant to a bona fide loan transaction that creates a mere security interest or (ii) any Permitted Transfer.

ARTICLE 14

BOOKS OF ACCOUNT, RECORDS AND REPORTS

14.1 Preparation and Maintenance of Books and Records. The Company shall prepare and maintain records and books of account covering such matters relative to the Company’s business as are usually entered into records and books of account maintained by limited liability companies engaged in businesses of like character. The Company’s books and records shall be maintained in accordance with partnership accounting practices and procedures and shall incorporate such method of tax accounting as the Board determines is permissible and would be in the best interests of the Company.

14.2 Company Documentation Requirements. The Company shall keep at its principal office the following:

(a) A current list of the full name and last known business or residence address of each Member and Assignee (if any) set forth in alphabetical order together with the capital contribution of each Member and Assignee;

(b) Copies of the Company’s federal, state and local income tax or information returns and reports, if any, for the six most recent taxable years;

(c) A copy of the Certificate of Formation and all amendments thereto;

(d) Copies of this Agreement and all amendments thereto;

(e) The books and records of the Company as they relate to the business affairs and operations of the Company for the current and the four most recent fiscal years; and

(f) Any other books and records that the Company is required to maintain under the Act or other applicable law.

14.3 Fiscal Year. The Fiscal Year of the Company shall be the calendar year.

14.4 Company Funds. The funds of the Company shall be deposited in such bank account or accounts, or invested in such interest-bearing or non-interest-bearing investments, as shall be designated by the Board. All withdrawals from any such bank accounts shall be made by the duly authorized agent or agents of the Company.

14.5 Statements.

(a) The Company shall cause to be prepared at least annually, at Company expense, the information related to the Company’s business activities necessary for the preparation of each Members’ federal and state income tax returns, and upon the written request of a Member, the Company shall send or cause to be sent such information relevant for such Member to each requesting Member within 90 days after the end of each taxable year, unless the Company reasonably determines there is good reason to defer the sending of such information, but in no event shall such information be sent to such Member later than 180 days after the end of the taxable year. If the Company deems it required or desirable, a copy of the Company’s federal, state and/or local income tax or information returns for that year shall also be sent to such Member along with such information.

(b) The Company shall provide to the Members such annual or other periodic reports on its business and financial affairs as may be required under the Act, other applicable law, or as otherwise deemed appropriate by the Board.

(c) In addition to the information, reports and statements furnished to the Members pursuant to subsections 14.5(a) and (b), the Company shall obtain an annual audit of the Company certified to by an independent certified public accountant, which shall be transmitted by the Company to each requesting Member within three months after the close of each fiscal year, containing, at a minimum:

(i) a balance sheet of the Company as of the beginning and close of such fiscal year;

(ii) a statement of Company Profits and Losses for such fiscal year; and

(iii) a statement of such Member’s Capital Account as of the close of such fiscal year, and changes therein during such fiscal year.

ARTICLE 15

DISSOLUTION AND TERMINATION OF THE COMPANY

15.1 Dissolution. The death, dissolution, bankruptcy, expulsion or removal of a Member shall not cause the dissolution of the Company, and upon any such event the business of the Company shall continue to be conducted pursuant to the terms of this Agreement. The Company shall be dissolved and its affairs wound up on the happening of any of the following events (herein each a “Dissolution Event”):

(a) By an election by the Members holding at least 66 2/3% of the outstanding Class A Units to dissolve the Company;

(b) The entry of a decree of judicial dissolution of the Company pursuant to Section 18-802 of the Act; or

(c) The occurrence of any event that makes it unlawful for the business of the Company to be carried on or for the Members to carry on such business in a limited liability company form.

15.2 Winding Up and Liquidation. Upon the occurrence of a Dissolution Event, the Class A Member holding the greatest number of Class A Units (the “Liquidator”) shall cause a full accounting of the assets and liabilities of the Company to be taken and shall cause the assets to be liquidated and the business of the Company to be wound up as promptly as possible. To the extent permitted by the Act, the proceeds of such liquidation shall be applied, first, to creditors in satisfaction of liabilities of the Company (whether by payment or by making of reasonable provision for payment), including any loans to the Company by Members, and any remaining assets of the Company shall be distributed in accordance with Section 4.4. The holders of Units shall continue to share distributions, profits, losses and allocations during the period of liquidation in accordance with Articles 3, 4 and 5. Except as otherwise authorized by the Board, the Liquidator shall not be entitled to any special compensation for serving as the liquidator of the Company.

15.3 No Recourse. A Member shall look solely to the assets of the Company for the return of its Capital Contributions, and if the assets remaining after the payment and discharge of Company debts and liabilities are insufficient to provide for the return of its Capital Contributions, a Member shall have no recourse against any other Member. No holder of an interest in the Company shall have any right to demand or receive property other than cash upon dissolution, winding up and termination of the Company.

15.4 No Deficit Contribution Obligation. No Member shall have any obligation, upon a liquidation, to make any Capital Contribution for purposes of eliminating or diminishing any negative balance in such Member’s Capital Account.

ARTICLE 16

AMENDMENTS; POWER OF ATTORNEY

16.1 Amendments Generally. Subject to Section 16.2 and except as otherwise provided in this Agreement, any provision of this Agreement may be amended pursuant to any amendment that is approved by Class A Members holding at least 50% of the total Class A Units then outstanding.

16.2 Certain Amendments. In addition to the approvals required by Section 16.1, any amendment to the following provisions of this Agreement shall require the prior approval of the holders of a majority of the Executive Management Votes:

(a) Articles 3, 4, 5, 7, 9, 11, 12, 13, 15 or 16;

(b) Sections 6.7, 6.8 or 6.9; or

(c) any defined terms as used in the foregoing Articles and Sections.

16.3 Power of Attorney. Each Member hereby irrevocably appoints the Class A Member holding the greatest number of Class A Units as its true and lawful attorney-in-fact, with full power and authority, on behalf and in the name of such Member, to execute, acknowledge, swear to and file pertinent instruments (a) in connection with any amendment to this Agreement approved in accordance with this Article 16, (i) to admit additional or Substitute Members as authorized by this Agreement, and (ii) in any other respect, provided there has been compliance with this Agreement with respect to the amendment in question, and (b) required of the Company by applicable law.

ARTICLE 17

MISCELLANEOUS

17.1 No Registration of Units. Each Member agrees that the Units being issued hereunder to the Members may be securities and that such Units have been issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), or registration or qualification under any state securities or “Blue Sky” laws, in reliance on exemptions from those registration and qualification provisions. Each Member represents and warrants to the Company that it has acquired or is acquiring its Units for investment purposes only and without any view toward or intent to dispose of or distribute such Units or any interest therein. Each Member also agrees that, in the absence of an applicable exemption from registration and qualification, neither the Units, nor any interest therein may be transferred without registration under the Securities Act and registration or qualification under applicable state securities or “Blue Sky” laws.

17.2 Exhibits. Each of the Exhibits attached to this Agreement are incorporated herein by reference and expressly made a part of this Agreement for all purposes. References to any Exhibit in this Agreement shall be deemed to include this reference and incorporation.

17.3 Severability. If any provision of this Agreement or portion thereof, or the application of such provision or portion thereof to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision or portion thereof to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

17.4 Successors and Assigns. Except as otherwise herein provided, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs executors, administrators and successors, and all other persons hereafter having or holding an interest in this Company, whether as Assignees, Transferees, Substitute Members, Additional Members or otherwise.

17.5 Governing Law. This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the internal laws, and not the laws pertaining to choice or conflict of laws, of the State of Delaware. Each Member consents to the exclusive jurisdiction of the federal and state courts located in Wilmington, Delaware with respect to any litigation arising under or related to this Agreement.

17.6 Counterparts. This Agreement may be executed by original or facsimile signature in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

17.7 No Third Party Beneficiaries. The provisions of this Agreement shall not be for the benefit of, nor shall they be enforceable by, any Person who is not an Assignee or a party to this Agreement.

17.8 Notices. Except as expressly provided otherwise in this Agreement, all notices, requests, or consents provided for or permitted to be given under this Agreement must be in writing and must be given either by depositing that writing in the United States mail, addressed to the Person, postage prepaid, and registered or certified with return receipt requested, or by delivering that writing to the Person in person, by courier, or by facsimile transmission. If mailed or delivered by courier, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, or when deposited with a reputable overnight courier, addressed to the Person at its address as it appears in the records of the Company. If given by facsimile transmission, such notice shall be deemed to be given when upon receipt of confirmation of a successful facsimile transmission to the facsimile number of the Person as it appears in the records of the Company. If given personally or otherwise than by mail, courier or facsimile transmission, such notice shall be deemed to be given when either handed to the Person or delivered to the Person’s address as it appears in the records of the Company. All notices, requests, and consents to be given to a Member must be sent or delivered to the address given for that Member as reflected in this Agreement or such other address as that Member may specify by written notice to the Company and to the other Members. Whenever any notice is required to be given by law or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

17.9 Spouses. The Spouses signatory hereto hereby acknowledge that they are fully aware of, understand, and fully consent and agree to the provisions of this Agreement and its binding effect on any interest that each Spouse may have by reason of marriage to a Member in any Units held by that Member. Any obligation of a Member or his estate or legal representative to sell of offer to sell his Units under the terms of this Agreement includes an obligation on the part of that Spouse to sell or offer to sell any interest she may have in the same manner.

17.10 Entire Agreement; Interpretation. This Agreement contains the entire understanding between the parties with respect to the subject matter hereof and supersedes any prior understandings between them with respect to said subject matter, and specifically, but without limiting the foregoing, supercedes and replaces that certain Limited Liability Company Agreement of StoneMor GP LLC dated as of April 2, 2004. There are no representations, agreements, arrangements or understandings, oral or written, between and among the parties hereto relating to the subject matter of this Agreement that are not fully expressed herein. This Agreement is not to be interpreted for or against any Member or the Company, and no Person will be deemed the draftsperson of this Agreement.

(SIGNATURE PAGES FOLLOW)

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Limited Liability Company Agreement effective as of the Effective Date.

STONEMOR GP LLC

By:	/s/ Lawrence Miller
Name:	Lawrence Miller
Title:	President and CEO

CLASS A MEMBER:

CFSI LLC

By:	/s/ Lawrence Miller
Name:	Lawrence Miller
Title:	President and CEO

CLASS B MEMBERS:

/s/ Lawrence Miller
Lawrence Miller

/s/ William Shane
William Shane

SPOUSES:

/s/ Dolores Miller
Name: Dolores Miller

/s/ Gail Shane
Name: Gail Shane

SCHEDULE A

SCHEDULE OF MEMBERS

Name & Address	Number and Class of Units
CFSI LLC	100 Class A Units

Lawrence Miller	24 Class B Units

William Shane	24 Class B Units

EXHIBIT A

NON-NEGOTIABLE UNIT CERTIFICATE FOR

UNITS IN STONEMOR GP LLC

“This Certificate and the Units represented hereby are subject to a certain Amended and Restated Limited Liability Company Agreement dated as of September     , 2004, and any amendment thereto, a copy of which agreement is on file at the principal place of business of the Company, and, except as otherwise provided in said agreement, any sale, gift, pledge, assignment, bequest, transfer, transfer in trust, mortgage, alienation, hypothecation, encumbering or disposition of Units in any manner whatsoever, voluntarily or involuntarily, including, without limitation, any attachment, assignment for the benefit of creditors or transfer by operation of law or otherwise, or any transfer as a result of any voluntary or involuntary legal proceedings, execution, sale, bankruptcy, insolvency, or otherwise of this Certificate or the Units represented hereby in violation of said agreement shall be invalid.”

Certificate No.	Class [ ] Units

StoneMor GP LLC, a Delaware limited liability company (the “Company”), hereby certifies that                          (the “Holder”) is the registered owner of the above referenced Units in the Company. This Certificate is issued pursuant to the Amended and Restated Limited Liability Company Agreement of the Company, dated as of September     , 2004, as the same may be amended, modified or supplemented from time to time (the “Limited Liability Company Agreement”). The rights, powers, preferences, restrictions and limitations of the Units represented hereby are set forth in, and the Certificate and the Units represented hereby are issued and shall in all respects be subject to, the terms and provisions of, the Limited Liability Company Agreement. THE UNITS REPRESENTED BY THIS CERTIFICATE ARE NONTRANSFERABLE EXCEPT AS EXPRESSLY PROVIDED IN THE LIMITED LIABILITY COMPANY AGREEMENT. By acceptance of this Certificate for the above referenced Units, and as a condition to being entitled to any rights and/or benefits with respect to the Units evidenced hereby, the Holder hereof (including any transferee hereof) is deemed to have agreed, whether or not such Holder is admitted to the Company as a Member of the Company with respect to the Units evidenced hereby, to comply with and be bound by all the terms and conditions of the Limited Liability Company Agreement.

Date:	StoneMor GP LLC

By:
Name:
	Title:	[President and Chief Executive Officer]

By:
Name:
	Title:	[Secretary or Assistant Secretary]